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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Commission File No. 000-29643

GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

November 6, 2008

Dear Shareholder:

        I am pleased to invite you to attend the annual meeting of shareholders of Granite City Food & Brewery Ltd., to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on December 4, 2008, at 3:30 p.m. central time.

        Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 4, 2008

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on December 4, 2008, at 3:30 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To elect six directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  To consider and vote upon a proposal to approve our Amended and Restated Equity Incentive Plan to, among other things, expand the forms of incentive compensation that may be awarded, revise the formula pursuant to which shares are added to the plan each year and specify the material terms of the performance goals under the plan;

  3.
  To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 30, 2008; and

  4.
  To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on October 17, 2008 are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer
Minneapolis, Minnesota November 6, 2008

i

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 4, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement is furnished by the board of directors of Granite City Food & Brewery Ltd. and contains information relating to the annual meeting of our shareholders to be held on December 4, 2008, beginning at 3:30 p.m. central time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota. This proxy statement and accompanying proxy card are being distributed on or about November 6, 2008.

What is the purpose of the annual meeting?

        At our annual meeting, shareholders will vote on the following items of business:

  1.
  The election of six directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  Approval of our Amended and Restated Equity Incentive Plan to, among other things, expand the forms of incentive compensation that may be awarded, revise the formula pursuant to which shares are added to the plan each year and specify the material terms of the performance goals under the plan; and

  3.
  Ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm ("independent auditors") for the fiscal year ending December 30, 2008.

        You will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board's recommendations?

        Our board of directors recommends that you vote:

  •
  FOR election of each of the nominees for director (see Proposal 1);

  •
  FOR approval of our Amended and Restated Equity Incentive Plan (see Proposal 2); and

  •
  FOR ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending December 30, 2008 (see Proposal 3).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

        As of October 17, 2008, the record date for the meeting, we had 16,197,849 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

         Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

        Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to October 17, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 3:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

        Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

        Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, or hand-delivered to Ms. Underwood before the vote at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

         Election of Directors.    Assuming the presence of a quorum, the six persons receiving the highest number of "FOR" votes will be elected as directors.

         Other Items.    For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

        In the election of directors, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

        Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement, FOR approval of our Amended and Restated Equity Incentive

Plan, and FOR ratification of the selection of independent auditors for the fiscal year ending December 30, 2008).

Who will count the proxy votes?

        Votes will be counted by our transfer agent, Wells Fargo Shareowner Services, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

        We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Steve J. Wagenheim and James G. Gilbertson, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of October 17, 2008, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 16,197,849 shares outstanding as of October 17, 2008. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, the named individual has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)		Percentage of Common Stock(1)
Steven J. Wagenheim(2)	1,573,655	(3)	9.5%
William Blair & Company, L.L.C.(4)	1,391,550		8.6%
Arthur E. Pew III(2)	1,278,637	(5)	7.9%
Brewing Ventures LLC	1,071,875		6.6%
Gary M. Winston(6)	973,201	(7)	6.0%
Solstice Capital Management, LLC(6)	961,617	(8)	5.9%
Eugene E. McGowan(9)	443,597	(10)	2.7%
Timothy R. Cary(11)	330,667	(12)	2.0%
James G. Gilbertson	230,000	(13)	1.4%
Dermot F. Rowland	158,381	(14)	1.0%
Bruce H. Senske	121,327	(15)	*
Monica A. Underwood	47,500	(16)	*
Darius H. Gilanfar(17)	25,485	(18)	*
Peter P. Hausback(19)	0		0
All current directors and executive officers as a group (8 persons)(20)	2,806,707	(21)	16.2%

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of October 17, 2008.

(2)
Messrs. Wagenheim and Pew, two members of our board of directors, are members of Brewing Ventures LLC who collectively own approximately 77.6% of its membership interests. As a result, they may be deemed to be the indirect beneficial owners of the securities it holds. The number of shares reported herein as beneficially owned by such individuals includes the securities held by Brewing Ventures.

(3)
Includes 408,333 shares purchasable by Mr. Wagenheim upon the exercise of options.

(4)
As set forth in the Schedule 13G filed with the SEC by William Blair & Company, L.L.C. on January 9, 2008. The address of this shareholder is 222 West Adams Street, Chicago, IL 60606.

(5)
Includes 207 shares owned by Mr. Pew's spouse, 414 shares owned by trusts for the benefit of Mr. Pew's grandchildren, over which Mr. Pew is sole trustee, and 60,000 shares purchasable by Mr. Pew upon the exercise of options.

(6)
The Schedule 13G filed with the SEC by Solstice Capital Management, LLC and Gary M. Winston on November 10, 2005, reports that Mr. Winston is the controlling owner and manager of Solstice. The number of shares reported herein as beneficially owned by Mr. Winston includes the securities held by Solstice. The address of this shareholder is 110 Deer Hollow Road, San Anselmo, CA 94960.

(7)
Includes 69,550 shares purchasable upon the exercise of warrants and 11,584 shares held by Mr. Winston's IRA.

(8)
Includes 69,550 shares purchasable upon the exercise of warrants.

(9)
Mr. McGowan, a member of our board of directors, has a business relationship with Granite Partners, L.L.C. such that he may be deemed to be the indirect beneficial owner of the securities held by such entity. The number of shares reported herein as beneficially owned by Mr. McGowan includes the securities held by Granite Partners. The address of this shareholder is 308 E. Pennbrook Circle, Sioux Falls, SD 57108.

(10)
Includes 15,128 shares owned by Granite Partners, 170,215 shares purchasable by Granite Partners upon the exercise of warrants and 60,000 shares purchasable by Mr. McGowan upon the exercise of options.

(11)
On August 28, 2008, Mr. Cary resigned from his position as our Chief Operating Officer—Restaurant Operations.

(12)
Includes 329,667 shares purchasable upon the exercise of options.

(13)
Includes 185,000 shares purchasable upon the exercise of options.

(14)
Includes 6,400 shares purchasable by Mr. Rowland upon the exercise of warrants and 60,000 shares purchasable upon the exercise of options.

(15)
Includes 4,308 shares purchasable by Mr. Senske upon the exercise of warrants and 75,000 shares purchasable upon the exercise of options.

(16)
Includes 45,000 shares purchasable upon the exercise of options.

(17)
On August 28, 2008, Mr. Gilanfar became our Chief Operating Officer.

(18)
Includes 25,000 shares purchasable upon the exercise of options.

(19)
On November 29, 2007, we removed Mr. Hausback from his positions as our Chief Financial Officer and Principal Accounting Officer.

(20)
Includes securities held by Brewing Ventures, Mr. Pew's spouse, trusts for the benefit of Mr. Pew's grandchildren, and Granite Partners.

(21)
Includes 180,923 shares purchasable upon the exercise of warrants and 918,333 shares purchasable upon the exercise of options.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Six persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Required Vote

        The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote "FOR" the nominees listed below.

Name	Age	Principal Occupation	Position with Granite City	Director Since
Steven J. Wagenheim(1)	54	President, Chief Executive Officer, Chairman of the Board and Director of Granite City	President, Chief Executive Officer, Chairman of the Board and Director	1997
James G. Gilbertson(1)	47	Chief Financial Officer and Director of Granite City	Chief Financial Officer and Director	1999
Eugene E. McGowan(1)(2)(3)(4)	72	President and Chief Executive Officer of The McGowan Group	Director	2003
Arthur E. Pew III(3)(4)	75	Private Investor	Director	1997
Dermot F. Rowland(2)(4)	71	Private Investor	Director	2004
Bruce H. Senske(1)(2)(3)	53	Vice President of Distribution of U.S. Oil Co., Inc. and Managing Director and Co-Founder of Genoa Business Advisors LLC	Lead Director	1999

(1)
Member of the executive committee.

(2)
Member of the audit committee.

(3)
Member of the compensation committee.

(4)
Member of the corporate governance and nominating committee.

Business Experience

        Steven J. Wagenheim, President, Chief Executive Officer, Chairman of the Board and one of our directors, is also one of our founders. Mr. Wagenheim has over 25 years of hospitality industry experience as a corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations. Mr. Wagenheim previously served as Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota. Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation.

        James G. Gilbertson became our Chief Financial Officer in November 2007 and our Assistant Secretary in January 2008. He has been one of our directors since November 1999. From December 2005 to June 2007, Mr. Gilbertson served as Vice President, Business Development and Cable Distribution for ValueVision Media, Inc., an integrated direct marketing company that sells its products directly to consumers through television, the Internet and direct mail. From January 2001 to July 2005, Mr. Gilbertson served as Chief Financial Officer of Navarre Corporation, a major distributor of entertainment products. From January 2003 to July 2005, Mr. Gilbertson also served as a director of Navarre Corporation.

        Eugene E. McGowan became one of our directors in January 2003. Since 2001, Mr. McGowan has been President and Chief Executive Officer of The McGowan Group, a private equity company that invests in early to mid-stage regional companies. In 1985, he joined Piper Jaffray, Inc. and in 1999 was promoted to Chief Operating Officer of Individual Investor Services with US Bancorp Piper Jaffray where he directed the day-to-day activities of over one hundred branch offices.

        Arthur E. Pew III became one of our directors in August 1997. Retired since 1990, Mr. Pew served as an elected director of the Pew Charitable Trusts and the Glenmede Trust Company, N.A., both in Philadelphia, Pennsylvania, from October 1996 to March 2005. Since February 2008, Mr. Pew has served as a Legacy Director of the Pew Charitable Trusts. Mr. Pew owned several Champps Americana restaurants from 1989 to 1996.

        Dermot F. Rowland founded Timber Lodge Steakhouse, Inc. and served as its Chairman of the Board, Chief Executive Officer, Treasurer and one of its directors from 1989 to 1998. Prior to forming Timber Lodge, Mr. Rowland was involved in the formation and management of Homestyle Buffets, Inc. He co-founded Homestyle in 1986 and served as its Chairman of the Board, President and Chief Executive Officer until 1991. From 1973 to 1986, Mr. Rowland served as President of Rowland Companies, Inc., and its subsidiary, Diversified Construction Company, a general contractor. In such capacity, he assisted in site selection, architectural planning and design, and was responsible for development of various building projects, including restaurants for chains such as Buffets, Inc., Godfather's Pizza and Red Lobster.

        Bruce H. Senske became one of our directors in November 1999 and our Lead Director in May 2007. Mr. Senske is currently Vice President of Distribution of U.S. Oil Co., Inc. and Managing Director and co-founder of Genoa Business Advisors LLC, a management advisory firm, advising mid-market companies in the areas of operations, finance and organizational design and development. Between June 2001 and January 2003, Mr. Senske was a Managing Director and co-founder of Volition Advisory Group, LLC, a management advisory firm specializing in assisting companies in transition. From June 1998 until May 2001, Mr. Senske was a Managing Partner at Manchester Companies, a private investment and management-consulting firm formed in 1993.

 OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

        Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held ten meetings in fiscal year 2007. In addition to meetings of the full board, directors also attended committee meetings. Each director attended at least 75% of all of the meetings of the board and of those committees on which he or she served.

        The board is comprised of a majority of "independent directors" as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. The board has determined that each of the independent directors identified by name in the "Independent Directors" column of the chart that appears below within the subsection captioned "Committees" is an "independent director" as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. Steven J. Wagenheim, our President and Chief Executive Officer, and James G. Gilbertson, our Chief Financial Officer, are not independent directors.

        The independent members of the board meet in executive session at each regular meeting of the board, with no members of management present. The independent members of the board have designated an independent director, Bruce H. Senske, as Lead Director. Our Lead Director maintains an active, ongoing and collaborative relationship with our Chairman and Chief Executive Officer. He schedules and presides at executive sessions of our independent directors and gives our Chairman and Chief Executive Officer feedback on the matters discussed. He participates with the Chairman and Chief Executive Officer in preparation for board and committee meetings, including suggesting agenda items. He also provides a supplemental channel for communications between board members and the Chairman and Chief Executive Officer.

        We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our internet website at www.gcfb.net and is available, free of charge, upon written request to our Chief Financial Officer at 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.gcfb.net.

Committees

        The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. With the exception of the executive committee, each committee consists solely of members who are "independent" as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. Further information regarding the independence of our directors for service on our board's committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit		Compensation		Corporate Governance and Nominating		Executive	Independent Directors
Steven J. Wagenheim							X
James G. Gilbertson							X
Eugene E. McGowan	X		X	(1)	X		X	X
Arthur E. Pew III			X		X			X
Dermot F. Rowland	X				X	(1)		X
Bruce H. Senske	X	(1)	X				X	X

(1)
Denotes committee chairperson.

        Each of the audit committee, compensation committee and the corporate governance and nominating committee has adopted and operates under a written charter. Each such committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.gcfb.net and are available in print upon written request to our Chief Financial Officer at Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

        The audit committee meets throughout the year, with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee's outside advisors, if any, sets the committee's annual calendar and the agenda for each meeting. The committee receives materials related to the topics on the agenda prior to each meeting.

Audit Committee Matters

        Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our audit committee are Messrs. McGowan, Rowland and Senske. Each member of our audit committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

        Pursuant to our listing agreement with the NASDAQ Stock Market, each member of our audit committee is able to read and understand fundamental financial statements, including an issuer's balance sheet, income statement, and cash flow statement and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication. In addition, our board of directors has determined that Bruce H. Senske is an "audit committee financial expert" as such term is defined by Item 407(d)(5) of Regulation S-K.

        The audit committee is responsible for (a) assisting the board in fulfilling its responsibility to oversee (1) the accounting and financial reporting processes of our company and the audits of our company's financial statements, including the integrity of our company's financial statements, (2) our company's compliance with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence, and (4) the performance of our company's independent registered public accounting firm, and (b) preparing the audit committee report that is required by the rules of the SEC to be included in our company's annual proxy statement. The audit committee met four times during fiscal year 2007.

Audit Committee Report

        Our audit committee has:

  •
  reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 25, 2007;

  •
  discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. its independence.

        Based on the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2007 for filing with the SEC.

/s/ EUGENE E. MCGOWAN /s/ DERMOT F. ROWLAND /s/ BRUCE H. SENSKE, Chairman The Audit Committee

Compensation Committee Matters

        The members of the compensation committee are Messrs. McGowan, Pew and Senske. Each member of our compensation committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined by the SEC, and is an outside director as defined by the Internal Revenue Code (the "Code").

        The compensation committee is responsible for discharging the board's responsibilities relating to compensation of our company's executives, producing a report on executive compensation for inclusion in our company's annual proxy statement, and overseeing and advising the board on the adoption of policies that govern our company's compensation programs, including stock and benefit plans.

Compensation Committee Procedures

        The compensation committee's specific duties and responsibilities are to:

  •
  Review the competitiveness of our company's executive compensation programs to ensure (a) the attraction and retention of executive officers, (b) the motivation of executive officers to achieve our company's business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of our company's shareholders.

  •
  Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

  •
  Oversee an evaluation of the performance of the company's executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

  •
  Review and approve Chief Executive Officer goals and objectives, evaluate Chief Executive Officer performance in light of these corporate objectives, and set Chief Executive Officer compensation consistent with company philosophy. The Chief Executive Officer may not be present during deliberations or voting concerning the Chief Executive Officer's compensation.

  •
  Review and approve employment agreements for executive officers.

  •
  Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the board, the committee will act on behalf of the board as the "Committee" established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

  •
  Review periodic reports from management on matters relating to our company's personnel appointments and practices.

  •
  Produce an annual report of the compensation committee on executive compensation for our company's annual proxy statement in compliance with applicable SEC rules and regulations and relevant listing authority.

  •
  Regularly review and make recommendations about changes to the charter of the committee.

  •
  Obtain or perform evaluations of the committee's performance and make applicable recommendations.

        The compensation committee met seven times during fiscal year 2007. In addition, the committee took several actions by written consent during fiscal year 2007. Actions taken at a meeting or in writing during fiscal year 2007 included:

  •
  Adoption of a compensation plan for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for fiscal year 2007;

  •
  Grants of stock options under our 2002 Equity Incentive Plan;

  •
  Authorization of our Chief Executive Officer to grant quarterly stock options to certain managers for achieving quarterly goals.

  •
  Entry into an employment agreement with our Chief Financial Officer; and

  •
  Approval of our Form 10-K and recommendation that the Compensation Discussion and Analysis be included in our Form 10-K.

        The compensation committee has the resources and authority necessary to discharge its duties and responsibilities. The committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. Any communications between the committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of our company and the committee will take all necessary steps to preserve the privileged nature of those communications.

        Our Chief Executive Officer and our Chief Financial Officer assist the committee from time to time by advising on a variety of compensation matters as it relates to other executive officers. For example, Messrs. Wagenheim and Gilbertson assist with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics. Messrs. Wagenheim and Gilbertson also assist the committee by identifying employees eligible for equity awards.

Compensation Committee Interlocks and Insider Participation

        The members of the compensation committee are identified below under "Compensation Committee Report." None of the members was an officer or employee of Granite City Food & Brewery Ltd. during fiscal year 2007 or in any prior year and none of the members had any relationship requiring disclosure under Item 404(a) of Regulation S-K. There were no compensation committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Compensation Committee Report

        The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears herein. Based on such review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our 2007 Annual Report on Form 10-K and this proxy statement on Schedule 14A.

        The name of each person who serves as a member of the committee is set forth below.

Respectfully submitted, /s/ EUGENE E. MCGOWAN, Chairman /s/ ARTHUR E. PEW III /s/ BRUCE H. SENSKE The Compensation Committee

Corporate Governance and Nominating Committee Matters

        The members of the corporate governance and nominating committee are Messrs. McGowan, Pew and Rowland. Each member of our corporate governance and nominating committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market.

        The corporate governance and nominating committee is responsible for monitoring the implementation, operation and adequacy of our corporate governance guidelines, overseeing the board's annual reviews of director independence and the board's performance, overseeing the board's processes for evaluation of management, identifying, reviewing and evaluating candidates for election as director, advising the board with respect to other matters relating to its governance, and carrying out such other tasks as the board may from time to time delegate to the committee. The corporate governance and nominating committee did not meet during fiscal year 2007.

Corporate Governance and Nominating Committee Procedures

        The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company's corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company. The committee has not to date paid any third party a fee to assist in the nomination process.

        The committee may consider nominees suggested by directors, management and shareholders. It is the committee's view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director's qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a professional search firm. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

        In making its selections, the committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

        To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the Chairman of the corporate governance and nominating committee, care of the Vice President of Finance and Secretary, at the principal executive office of Granite City Food & Brewery Ltd.:

  (1)
  The name of the person recommended as a director candidate;

  (2)
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

  (3)
  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

  (4)
  As to the shareholder making the recommendation, the name and address, as they appear on the books of Granite City Food & Brewery Ltd., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

  (5)
  A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

        In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under "Shareholder Proposals for 2009 Annual Meeting."

Minimum Qualifications

        The committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company's constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

        In approving candidates, the committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an "audit committee financial expert;" at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company's industry.

        Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Executive Committee Matters

        In May 2007, our board of directors elected an executive committee initially consisting of three "independent directors" as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and our Chief Executive Officer. Specifically, Messrs. Senske, McGowan, Gilbertson and Wagenheim were elected by the board of directors to serve on the executive committee. Mr. Gilbertson became our Chief Financial Officer, thereby losing his "independent director" status, in November 2007. When the board of directors is not in session, the executive committee has all power vested in the board of directors by law, our Articles of Incorporation, and our Bylaws. The executive committee reports at the next regular or special meeting of the board of directors all action which the executive committee has taken on behalf of the board since the last regular or special meeting of the board. The executive committee met once during fiscal year 2007.

Communications with Board Members

        Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Chief Financial Officer. Communications to individual directors, including our Lead Director, may also be made to such director at our company's address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by the Chief Financial Officer to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

        All of our directors are expected to attend the annual meeting of shareholders. We generally hold a board meeting coincident with the shareholders' meeting to minimize director travel obligations and facilitate their attendance at the shareholders' meeting. All of our directors attended the 2007 annual meeting of shareholders.

 NON-EMPLOYEE DIRECTOR COMPENSATION

        In March 2005, the compensation committee authorized a compensation arrangement with non-employee directors. Such arrangement addressed (1) annual retainer; (2) board meeting fees; (3) committee meeting fees and (4) stock option awards. Non-employee directors received (1) an annual retainer of $6,000, paid quarterly on the first day of each quarter; (2) $500 per meeting for attending board meetings and the annual meeting of shareholders (or $250 per meeting for attendance telephonically) and (3) $250 per meeting for attending committee meetings (whether in person or telephonically). Non-employee directors also received automatic awards of stock options for the purchase of 15,000 shares of common stock per year under the 1997 Director Stock Option Plan (the "DSOP"). Effective July 2007, awards are no longer made under the DSOP.

        In May 2007, upon the recommendation of the compensation committee, the board of directors authorized revised cash compensation for non-employee directors. Effective May 2, 2007, non-employee directors receive (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter and (2) $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders. Our Lead Director receives an additional annual retainer of $5,000. The Chairmen of our audit committee and compensation committee each receive an additional annual retainer of $5,000. The Chairman of our corporate governance and nominating committee receives an additional annual retainer of $2,500.

        Our board of directors sought to continue providing equity compensation for non-employee directors following the expiration of the DSOP. As a result, on May 2, 2007, upon the recommendation of the compensation committee, our board resolved that award of stock options for the purchase of 15,000 shares of common stock per year should continue to be made to each non-employee director on the anniversary of his election to the board under the 2002 Equity Incentive Plan. The board further resolved that such awards are to have the same terms and conditions as those made under the DSOP; provided, however, that they are to be exercisable for a period of ten years rather than five years.

Director Compensation

        Compensation of our directors during 2007 appears in the following table. Because Mr. Gilbertson became our Chief Financial Officer in November 2007, his compensation is presented in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	Total ($)
Eugene E. McGowan	20,008	41,457	61,465
Arthur E. Pew III	15,170	38,081	53,251
Dermot F. Rowland	16,839	42,547	59,386
Bruce H. Senske	21,924	42,063	63,987

(a)
Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 for stock options in accordance with FAS 123R. Our non-employee directors held the following unexercised options at fiscal year end 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Eugene E. McGowan	15,000	—	2.27	1/1/2008
	15,000	—	3.98	1/1/2009
	15,000	—	4.90	1/1/2010
	15,000	—	4.74	1/1/2011
	—	15,000	5.12	1/1/2012
Arthur E. Pew III	15,000	—	2.161	8/18/2008
	15,000	—	4.25	8/18/2009
	15,000	—	5.00	8/18/2010
	15,000	—	4.00	8/18/2011
	—	15,000	4.53	8/18/2017
Dermot F. Rowland	15,000	—	4.91	5/27/2009
	15,000	—	3.41	5/27/2010
	15,000	—	4.16	5/27/2011
	—	15,000	5.965	5/27/2012
Bruce H. Senske	15,000	—	4.00	11/26/2008
	15,000	—	5.019	11/26/2009
	15,000	—	4.97	11/26/2010
	15,000	—	5.24	11/26/2011
	—	15,000	3.34	11/26/2017

Fiscal Year 2007 Director Option Exercises

        On August 9, 2007, Arthur E. Pew III exercised a stock option for the purchase of 15,000 shares of common stock at an aggregate exercise price of $18,900. On the same date, the closing market price of our common stock on the NASDAQ Global Market was $4.69 per share.

        On November 9, 2007, Bruce H. Senske exercised a stock option for the purchase of 15,000 shares of common stock at an aggregate exercise price of $24,000. On the same date, the closing market price of our common stock on the NASDAQ Capital Market was $3.50 per share.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

        Our compensation committee is comprised entirely of independent directors who are also non-employee directors as defined in Rule 16b-3 under the Exchange Act and outside directors as defined under Section 162(m) of the Code. Our compensation committee reviews the performance of our officers and key employees and reports to our board of directors. In such capacity, the committee administers our executive compensation plans, reviews our general compensation and benefit programs and policies, and monitors the performance and compensation of executive officers and other key employees. The committee makes recommendations regarding equity awards to executive officers and other employees pursuant to our equity compensation plans, including our equity incentive plan.

        Each year, generally during the fourth quarter, our compensation committee reviews the compensation provided our named executive officers. Compensation decisions on changes in base salary and determinations of annual incentives and equity incentives are made the following April when our audited financial statements for the prior fiscal year are complete. Changes in base salary are implemented retroactive to the beginning of the fiscal year.

        The committee's charter establishes the various responsibilities of the committee including those described above. The committee periodically reviews and revises the charter. In addition, the committee regularly receives reports and recommendations from management and, as appropriate, consults with legal, accounting or other advisors in accordance with the authority granted to the committee in its charter.

        Three independent directors, Eugene E. McGowan, Arthur E. Pew III and Bruce H. Senske, currently serve on the committee and served as committee members during all of fiscal 2007.

Role of Executive Officers in Compensation Decisions

        The committee makes all decisions regarding the compensation of executive officers, including cash-based and equity-based incentive compensation programs. The committee and the Chief Executive Officer annually review the performance of the other executive officers. The committee reviews the performance of the Chief Executive Officer.

Overview of Compensation Philosophy and Program

        This Compensation Discussion and Analysis details our philosophy and approach to the compensation we provide our named executive officers.

        We are committed to a compensation philosophy that:

  •
  Attracts and retains named executive officers;

  •
  Motivates our named executive officers to achieve our company's business objectives; and

  •
  Aligns the interests of our named executive officers with the long-term interests of our company's shareholders.

        To fulfill this philosophy, our compensation committee seeks to:

  •
  Compensate our named executive officers at or above market level for the industry; and

  •
  Tie the compensation provided our named executive officers to the performance of our company.

        By setting compensation at or above market level for the industry, our compensation committee endeavors to attract top management during our company's early growth years. By tying annual incentive compensation to our key financial performance goals, such as sales, store-level EBITDA, general and administrative costs and earnings per share, the committee seeks to motivate our named executive officers to achieve our corporate goals and objectives. These efforts result in the alignment of our named executive officers with the growth and success of our company, and ultimately results in satisfying the long-term interests of our company's shareholders.

Determining Executive Compensation

        We have structured our annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals of our company and reward them for achieving these goals. The committee determines relevant market data and alternatives to consider when making compensation decisions regarding the executive officers.

        In making its compensation decisions, the compensation committee has referenced guides published by the National Restaurant Association for data on salary and benefit practices within the restaurant industry. In addition, the committee in 2007 engaged HVS Executive Search to provide benchmarks for base salary, cash bonuses and total compensation for our Chief Executive Officer and Chief Financial Officer. HVS Executive Search's Chain Restaurant Edition compensation report included compensation data for fifty-eight public companies in our industry. Benchmarks were then developed by making a variety of comparisons, including by market capitalization, demographics and dining segment. The committee benchmarks total compensation at or above the average for this peer group in an effort to retain talent during this critical growth period for our company. The peer group of companies analyzed consisted of: AFC Enterprises, Inc., Ark Restaurants Corp., Benihana Inc., BJ's Restaurants, Inc., Bob Evans Farms, Inc., Brinker International, Inc., Buca, Inc., Buffalo Wild Wings, Inc., Burger King Holdings, Inc., California Pizza Kitchen, Inc., Caribou Coffee Company, Inc., Carrols Restaurant Group, Inc., CBRL Group, Inc., CEC Entertainment, Inc., Chipotle Mexican Grill, Inc., CKE Restaurants, Inc., Cosi, Inc., Darden Restaurants, Inc., Dominos Pizza, Inc., Einstein Noah Restaurant Group, Inc., Famous Dave's of America, Inc., Flanigans Enterprises, Inc., Frisch's Restaurants, Inc., Good Times Restaurants Inc., Grill Concepts, Inc., IHOP Corp, J. Alexander's Corp., Jack in the Box Inc., Jamba, Inc., Kona Grill, Inc., Max & Erma's Restaurants, Inc., McCormick & Schmick's Seafood Restaurants, Inc., McDonald's Corporation, Mexican Restaurants, Inc., Morton's Restaurant Group, Inc., Nathan's Famous, Inc., O'Charley's Inc., P.F. Chang's China Bistro, Inc., Panera Bread Company, Papa John's International, Inc., Peet's Coffee & Tea, Inc., RARE Hospitality International, Inc., Red Robin Gourmet Burgers, Inc., Rubio's Restaurants, Inc., Ruby Tuesday, Inc., Ruth's Chris Steak House, Inc., Shells Seafood Restaurants, Inc., Sonic Corp., Star Buffet, Inc., Starbucks Corporation, Steak n Shake Company, Texas Roadhouse, Inc., The Cheesecake Factory Incorporated, Tim Hortons Inc., Wendy's International, Inc., and YUM! Brands, Inc.

        We use average total compensation from our peer group only as a guideline when setting total compensation of our named executive officers. The compensation committee uses the peer group data and the executive's level of responsibility and experience as well as the executive's success in achieving business results and leadership in determining the executive's compensation. The committee believes that this approach allows for the committee to use its discretion and take into consideration the executive's overall contribution to our company in determining executive compensation rather than relying solely on specific peer group targets.

        A significant percentage of total compensation is allocated to incentive compensation as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash or non-cash or short-term or long-term incentive compensation. The committee gathers and reviews data from the HVS Executive Search report as well as relevant information from industry sources, SEC filings and other publicly available sources to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of our company or the individual, depending on the type of award, compared to established goals.

         Employment Agreements:    We have entered into employment agreements with our Chief Executive Officer and our Chief Financial Officer. We had an employment agreement with our former Chief Financial Officer. Based on the analysis of senior executive compensation practices in the food service industry and other relevant executive compensation factors and trends, the committee believes that employment agreements are customary at this level of leadership. Each of these agreements is described in detail in the narrative following "Potential Payments upon Termination or Change in Control." We have not entered into employment agreements with any other employees.

         Change-in-Control Agreements:    The above-referenced employment agreements contain provisions related to a change-in-control of our company. Each of these agreements is described in detail in the narrative following "Potential Payments upon Termination or Change in Control." In addition, our equity incentive plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. We do not maintain any other change-in-control policies or plans.

         Severance Policy:    The above-referenced employment agreements contain provisions related to severance payments upon termination of employment. Each of these agreements is described in detail in the narrative following "Potential Payments upon Termination or Change in Control." We do not maintain any other severance policies or plans.

         Recoupment Policy Relating to Unearned Incentive Compensation:    The compensation committee would make retroactive adjustments to any cash or equity-based incentive compensation paid to named executive officers where the payment was based on financial results that were subsequently restated. Where applicable, our compensation committee may seek to recover any amount determined to have been inappropriately received by an individual named executive officer.

        Our employment agreement with our Chief Executive Officer provides that the board may require reimbursement of any incentive compensation previously paid if our Chief Executive Officer breaches certain provisions of his employment agreement, or if our Chief Executive Officer becomes obligated to disgorge to or reimburse our company for any compensation paid or payable to him by reason of the application of Section 304 of the Sarbanes-Oxley Act of 2002. This employment agreement is described in detail in the narrative following "Potential Payments upon Termination or Change in Control."

         Impact of Tax and Accounting Treatment on Compensation Decisions:    Our compensation committee makes every reasonable effort to ensure that all compensation paid to our executive officers is fully deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy. Our income tax deduction for executive compensation is limited by Code Section 162(m) to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to our Chief Executive Officer and the most highly compensated employees other than our Chief Financial Officer. We have not had any deductions limited by Code Section 162(m) to date.

         Guarantee Fees:    We compensate our Chief Executive Officer for personally guaranteeing certain loans on behalf of the company. For personally guaranteeing loans for equipment, we compensate our Chief Executive Officer at an annual rate of 3% of the balance of such loans. For personally guaranteeing payments to be made under a lease financing arrangement, we compensate our Chief Executive Officer at an annual rate of 3% of the balance of such lease. During fiscal year 2007, we accrued $49,928 of guarantee fees and paid $50,000 of guarantee fees. Our compensation committee does not consider such guarantee fees in setting our Chief Executive Officer's compensation as these fees are not considered to be compensation to our Chief Executive Officer for his services to our company as an employee.

Components of Executive Officer Compensation

         Base Salary.    Named executive officers receive a base salary to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer's responsibilities, role in the organization, experience level, and contributions to the success of our company. The compensation committee sets base salaries for the named executive officers at or above market level for the industry based on our benchmarking data.

        Pursuant to the terms of our employment agreement with our Chief Executive Officer, the compensation committee reviews his performance and base salary level each year. The compensation committee has the sole discretion to increase (but not decrease) his base salary. Pursuant to the terms of our employment agreement with our Chief Financial Officer, the board has the sole discretion to increase (but not decrease) his base salary. The compensation committee makes base salary adjustments for the other executive officers based on the recommendation of our Chief Executive Officer.

         Annual Incentive Compensation.    Named executive officers receive annual incentive compensation to reward achievement of our key financial performance goals. These annual key financial performance goals are sales, store-level EBITDA, general and administrative cost control, and earnings per share. They are based on annual operating budgets established by management and submitted to the board for review. Annual incentive compensation is paid in cash. The targeted amounts for annual incentive compensation are set at or above market level for the industry based on our benchmarking data.

        Annual incentive compensation for our named executive officers during 2007 was paid in accordance with our non-equity incentive plan. The amount of annual incentive compensation paid to our Chief Executive Officer and our Chief Financial Officer is computed in accordance with procedures set forth in their employment agreements. Our non-equity incentive plan provides for quarterly bonuses based on our company's financial performance, within minimum and maximum ranges. We weigh financial metrics differently for our named executive officers, depending on the different behaviors we are seeking to incentivize. The committee can, at its discretion, adjust awards based on the executive's individual performance. The specific ranges applicable to our named executive officers for 2007 appear below in the table under the caption "Grants of Plan-Based Awards." The bonus payouts are based on year-to-date metrics tied to the annual operating budget approved by the board. Fifty percent of the quarterly bonuses are held in reserve, subject to verification of our company's performance after audited financial results become available.

         Stock Option Awards.    The compensation committee grants stock options to named executive officers to provide additional incentives to maximize our company's share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual's position within our company, time at our company, and contributions to our company's performance. Stock options are granted at the closing market price of our common stock on the date of grant and vest over time. During 2007, we granted stock options to our Chief Executive Officer and our Chief Financial Officer in accordance with their employment agreements. Other stock options are granted from time to time based on the recommendation of our Chief Executive Officer.

         Proposed Amended and Restated Equity Incentive Plan.    The board of directors previously adopted, and our shareholders previously approved, our 2002 Equity Incentive Plan and subsequent amendments. We review and evaluate our compensation programs to ensure they continue to align with our philosophy and that they are sufficiently flexible to meet our goals. To that end, we believe amendments to the plan are necessary to allow flexibility in making plan awards and setting performance standards to allow us to continue to utilize plan awards to attract, retain, and motivate eligible participants in order to achieve our growth and profitability objectives.

        In alignment with our philosophy, the amended and restated version of the plan, which is the subject of Proposal No. 2 in this proxy statement: (1) provides for flexible, broad-based incentive compensation in the form of stock-based awards of options, stock appreciation rights, warrants, restricted stock and restricted stock units, stock bonuses, cash bonuses, performance awards, dividend equivalents, and other equity-based awards; and (2) removes "reload" options so that executives may no longer have the ability to renew options without meeting additional performance measures.

        We also believe it is important to protect the company and its shareholders from misconduct. Consequently, the plan has been modified to provide the company with the right to recapture an executive's gain on an award in the event the executive engages in activity that harms the company, and forfeit an executive's payment or settlement of an award for certain financial reporting misconduct.

        Furthermore, in determining the value of performance awards, the committee assesses the executive's responsibility level, performance, potential, cash compensation level, unexercised options, other incentive awards, and other considerations as it deems appropriate. The amended and restated plan has modified and expanded the performance measures to increase the committee's flexibility in choosing the performance measures to use when making awards and grants the committee discretion to change certain performance measures if needed to meet the changing needs of our company. We believe this increased flexibility will allow the committee to grant awards that are more closely aligned with our key financial performance goals and motivate and incentivize our executives to achieve our corporate goals and objectives. Specifically, the amended and restated version of the plan eliminates the following performance measures: sales, operating profits, operating profits before interest expenses and taxes, net earnings, return on invested capital, debt to equity ratio, market share, and market value added. These measures were replaced with total earnings, earnings growth, store-level income from operations before pre-opening, general and administrative expenses, depreciation, amortization, interest and tax expense, earnings before interest and taxes, sales growth, gross margin, return on investment, increase in the fair market value of the stock, net operating profit, return on investments (which equals net cash flow divided by total capital), internal rate of return, and increase in net present value or expense targets. The plan continues to provide that performance measures may also be made based on earnings per share, return on equity, return on assets, cash flow, share price and economic value added.

        Additionally, to comply with Code Section 162(m), the amended and restated version of the plan provides that the maximum amount of any cash performance award that may be paid to any one executive during any year is $750,000.

Perquisites and Other Personal Benefits

        We provide the named executive officers with certain perquisites and other personal benefits. These perquisites and other personal benefits include a car allowance, health care and life insurance, and long term disability insurance. Under his employment agreement, our former Chief Financial Officer received a life insurance benefit at a level in excess of that generally available to our salaried employees. The compensation committee believes the perquisites and other personal benefits of our executive officers are standard for the industry.

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2007 and 2006:

Name and Principal Position	Year	Salary ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Steven J. Wagenheim	2007	293,475	241,395	13,860	57,583	606,313
President and Chief Executive Officer	2006	275,000	375,936	87,840	52,236	791,012
James G. Gilbertson	2007	16,690	264,689	1,547	35,999	318,925
Chief Financial Officer(e)	2006	—	33,686	—	9,500	43,186
Timothy R. Cary(f)	2007	218,475	123,380	13,200	10,485	365,540
Former Chief Operating Officer	2006	214,623	62,342	65,880	11,305	354,150
Monica A. Underwood	2007	118,500	12,265	6,445	—	137,210
Vice President of Finance	2006	112,452	17,045	18,300	—	147,797
Peter P. Hausback	2007	208,834	87,653	19,336	266,087	581,910
Former Chief Financial Officer(g)	2006	79,739	283,985	14,588	22,097	400,409

(a)
As of October 17, 2008, the named executive officers set forth above who continue to be employed by our company had the following annual base salaries: Mr. Wagenheim, $300,000; Mr. Gilbertson, $225,000; and Ms. Underwood, $128,000.

(b)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for stock options in accordance with FAS 123R. The assumptions made in the valuation are those set forth in the "Stock Option Plans" note to the consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2007. The named executive officer who was not serving as an executive officer of our company at fiscal year end 2007, Mr. Hausback, forfeited options to purchase 50,000 shares of common stock upon his termination and 125,000 shares of common stock 90 days after his termination. Had such options not been forfeited, we would have recognized an additional $69,155 in expense for financial statement reporting purposes for such stock options with respect to fiscal year 2007 in accordance with FAS 123R. There were no other forfeitures of stock options by our named executive officers during fiscal year 2007.

(c)
Represents annual incentive compensation earned under our non-equity incentive plan. Awards under this plan are paid quarterly with a final reconciliation in the year following the year in which they are earned. Further information regarding such plan appears in Compensation Discussion and Analysis.

(d)
All other compensation for fiscal year 2007 was as follows:

Name	Car Allowance	Life Insurance Premiums Paid (in excess of benefit generally available to salaried employees)	Fees Paid in Cash for Service as a Non-Employee Director (prior to becoming an employee)	Fees Paid in Cash for Service as a Consultant (prior to becoming an employee)	Guaranty Fees Earned (as described in Certain Relationships and Related Transactions)	Amount Paid in Connection with Termination of Employment
Steven J. Wagenheim	7,655	—	—	—	49,928	—
James G. Gilbertson	404	—	15,758	19,837	—	—
Timothy R. Cary	10,485	—	—	—	—	—
Monica A. Underwood	—	—	—	—	—	—
Peter P. Hausback	3,958	562	—	—	—	261,567
(e)
Mr. Gilbertson, who became our Chief Financial Officer in November 2007, also serves as one of our directors. Includes non-employee director compensation paid to Mr. Gilbertson through November 2007 and consulting fees paid to Mr. Gilbertson in October and November 2007.

(f)
Mr. Cary's employment terminated in August 2008.

(g)
Mr. Hausback's employment terminated in November 2007.

Grants of Plan-Based Awards

        The following table sets forth information concerning non-equity incentive plan awards for fiscal year 2007 performance and equity incentive plan awards granted in fiscal year 2007 to our named executive officers:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			All Other Option Awards: Number of Securities Underlying Options(b)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(c)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Steven J. Wagenheim	4/13/07	46,200	140,000	197,400	100,000	6.20	458,000
James G. Gilbertson	11/27/07	37,125	112,500	160,313	175,000	3.58	491,750
Timothy R. Cary	4/13/07	33,000	100,000	141,000	50,000	6.20	229,000
Monica A. Underwood	1/12/07	8,250	25,000	35,625	6,000	5.17	16,980
Peter P. Hausback	—	24,750	75,000	106,875	—	—	—

(a)
Represents amounts that could have been paid under our non-equity incentive plan for services rendered during fiscal year 2007. The threshold entries reflect the minimum dollar amount that would have been paid for a certain level of performance under the plan. Had such performance not been attained, dollar amounts would not have been earned under the plan. The actual amounts earned during fiscal year 2007, including any reconciliation payments made in fiscal year 2008, are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. The estimated possible payouts under non-equity incentive plan awards set forth above for Messrs. Gilbertson and Hausback assume full-year employment. Mr. Gilbertson, who became our Chief Financial Officer in November 2007 and also serves as one of our directors, was eligible for approximately one-twelfth of such award. Mr. Hausback, whose employment as our Chief Financial Officer terminated in November 2007, was eligible to receive approximately eleven-twelfths of such award. Messrs. Gilbertson and Hausback each received pro-rated amounts of such non-equity incentive plan compensation.

(b)
These options were granted under our 2002 Equity Incentive Plan. The ten-year option granted to Mr. Wagenheim is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant. The ten-year option granted to Mr. Gilbertson is exercisable for three-sevenths of the shares purchasable thereunder on the date of grant, five-sevenths of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant. The ten-year option granted to Mr. Cary is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, and would have been excercisable for two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant. This option expires on November 26, 2008, which is 90 days after Mr. Cary's termination date. The five-year option granted to Ms. Underwood is exercisable in full on the third anniversary of the date of grant.

(c)
Represents the grant date fair value of each such stock option computed in accordance with FAS 123R.

        Details on the financial performance goals and other conditions utilized to determine the specific amounts payable under our non-equity incentive plan appear in Compensation Discussion and Analysis. The material terms of the employment agreements of our Chief Executive Officer and Chief Financial Officer are set forth below in the narrative following "Potential Payments upon Termination or Change in Control." Discussion regarding salaries, non-equity incentive plan compensation and total compensation appears above in Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year end 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven J. Wagenheim	20,000	(a)	—	4.00	12/14/2009
	25,000	(b)	—	1.65	12/30/2011
	30,000	(c)	—	2.45	2/11/2013
	50,000	(c)	—	3.62	10/24/2013
	125,000	(d)	25,000	4.31	3/15/2015
	100,000	(e)	—	4.23	2/22/2016
	—	(f)	100,000	6.20	4/13/2017
James G. Gilbertson	15,000	(b)	—	4.00	11/26/2008
	15,000	(b)	—	5.019	11/26/2009
	15,000	(b)	—	4.97	11/26/2010
	15,000	(b)	—	5.24	11/26/2011
	75,000	(g)	100,000	3.58	11/29/2017
Timothy R. Cary (h)	120,000	(c)	—	4.00	10/8/2010
	63,000	(b)	—	1.65	12/26/2011
	30,000	(c)	—	2.45	2/11/2013
	50,000	(c)	—	3.62	10/24/2013
	33,334	(f)	16,666	4.31	3/15/2015
	—	(f)	50,000	6.20	4/13/2017
Monica A. Underwood	20,000	(c)	—	2.45	2/11/2013
	10,000	(c)	—	3.62	10/24/2013
	10,000	(f)	5,000	4.31	3/15/2015
	—	(i)	6,000	5.17	1/12/2012
Peter P. Hausback	125,000	(j)	—	3.99	8/14/2016

(a)
This option is exercisable for one-half of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

(b)
This option became exercisable in full on the date of grant.

(c)
This option is exercisable for one-fourth of the shares purchasable thereunder on the first anniversary of the date of grant, one-half of the shares purchasable thereunder on the second anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the third anniversary of the date of grant and in full on the fourth anniversary of the date of grant.

(d)
This option is exercisable for one-half of the shares purchasable thereunder on the date of grant, five-sixths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(e)
This option became exercisable in full on December 31, 2006.

(f)
This option is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(g)
This option is exercisable for three-sevenths of the shares purchasable thereunder on the date of grant, five-sevenths of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

(h)
Given his resignation, all options held by Mr. Cary will expire on November 26, 2008, which is 90 days after his termination date.

(i)
This option is exercisable in full on the third anniversary date of grant.

(j)
This option became exercisable on the first anniversary of the date of grant and expired 90 days after Mr. Hausback's termination date.

Option Exercises and Stock Vested

        The following table sets forth information concerning each exercise of stock options by our named executive officers at fiscal year end 2007:

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)
Steven J. Wagenheim	—	—
James G. Gilbertson	—	—
Timothy R. Cary	—	—
Monica A. Underwood	2,500	10,875
Peter P. Hausback	—	—

(a)
The value realized on exercise is calculated using the market price of our common stock at the time the option exercise is executed.

Potential Payments upon Termination or Change in Control

        Upon the termination of a named executive officer or change in control of the company, a named executive officer may be entitled to payments or the provision of other benefits, depending on the triggering event. The potential payments for the triggering events for Mr. Wagenheim were determined during the negotiation of his employment agreement in 2005, and will be revisited when his agreement is renegotiated. The committee believes that the potential payments for the triggering events for Mr. Gilbertson, set forth in his employment agreement, are in line with current compensation trends. The payout actually received by Mr. Hausback pursuant to his involuntary termination without cause are set forth below and included in the "All Other Compensation" column of the Summary Compensation Table. The events that would trigger a named executive officer's entitlement to payments or other benefits upon termination or a change in control, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of December 25, 2007, and a stock price of $2.75 per share, which was the price of one share of our common stock on December 25, 2007 (the last trading day of fiscal year 2007):

	Steven J. Wagenheim	James G. Gilbertson	Timothy R. Cary	Monica A. Underwood	Peter P. Hausback
Involuntary Termination without Cause, or Voluntary Termination for Good Reason, not upon a Change in Control
Severance	0	225,000	0	0	250,833
COBRA Continuation Payments	0	10,734	0	0	10,734

Total:	0	235,734	0	0	261,567

Involuntary Termination without Cause or Voluntary Termination for Good Reason, within 12 months of Change in Control
Severance	450,000	225,000	0	0	0
COBRA Continuation Payments	10,734	10,734	0	0	0

Total:	460,734	235,734	0	0	0

Employment Agreement with Steven J. Wagenheim

        In June 2005, we entered into a three-year employment agreement with Steven J. Wagenheim, our President and Chief Executive Officer, who also is one of our directors. The agreement provided for a minimum base salary of $225,000, commencing January 1, 2005, non-equity incentive compensation for 2005 ranging from $0 to $125,550 based on performance, and a stock option for the purchase of 150,000 shares of common stock. In February 2006, we amended the compensatory arrangements under the agreement to provide for an annual base salary of $275,000, commencing January 1, 2006, non-equity incentive compensation for 2006 ranging from $0 to $167,400 based on performance, and a stock option for the purchase of 100,000 shares of common stock. In April 2007, we amended the compensatory arrangements under the agreement to provide for an annual base salary of $300,000, commencing April 1, 2007, non-equity incentive compensation for 2007 ranging from $0 to $197,400 based on performance, and a stock option for the purchase of 100,000 shares of common stock. Any salary increase for 2008, non-equity incentive compensation for 2008, and any stock option grant for 2008 will be reviewed by our compensation committee at a later date.

        Mr. Wagenheim's performance is assessed pursuant to the measures described in our Compensation Discussion and Analysis on a quarterly basis. Half of any incentive cash compensation earned is paid quarterly and the remaining half of any incentive cash compensation is paid at year-end, following a performance versus plan reconciliation.

        Mr. Wagenheim's employment agreement provides that upon his involuntary termination without cause within 12 months following a change in control of our company, as defined in the agreement, or Mr. Wagenheim's voluntary termination for good reason in anticipation of a change in control, he would be entitled to receive from our company a lump sum severance payment equal to 18 months of salary. In addition, we would be obligated to pay on Mr. Wagenheim's behalf the premiums applicable to his continuation of health and dental insurance benefits that he elects under COBRA, for up to 12 months. The employment agreement also provides that such termination would cause the immediate vesting of any unvested stock options then held by Mr. Wagenheim. However, as of December 25, 2007, the exercise price of the unvested options was greater than the stock price on such date. As a result, the vesting acceleration would not result in a payment to Mr. Wagenheim as of December 25, 2007. Furthermore, Mr. Wagenheim has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noncompetition and nonrecruitment provisions during the term of his employment and for a period of one year thereafter.

Employment Agreement with James G. Gilbertson

        In November 2007, we entered into an employment agreement with James G. Gilbertson providing for his employment as our Chief Financial Officer and Principal Accounting Officer, on an at-will basis at an annual base salary of $225,000. We also granted Mr. Gilbertson a stock option for the purchase of 175,000 shares of common stock, vesting over a two-year period, upon the commencement of his employment. He also is entitled to participate in performance-based cash bonus or equity award plans for senior executives based upon goals established by our board or compensation committee after reasonable consultation with him. He may be eligible to receive non-equity incentive compensation of up to 50% of his base salary. Mr. Gilbertson, who became an officer of our company in November 2007, received a pro-rated amount of non-equity incentive plan compensation for fiscal year 2007.

        Mr. Gilbertson's performance is assessed pursuant to the measures described in our Compensation Discussion and Analysis on a quarterly basis. Half of any incentive cash compensation earned is paid quarterly and the remaining half of any incentive cash compensation is paid at year-end, following a performance versus plan reconciliation.

        Mr. Gilbertson's employment agreement provides for provisions of termination with and without cause by us and for good reason by Mr. Gilbertson and for the payment of a lump sum severance payment from our company equal to 12 months of base salary upon termination of employment resulting from a change in control of our company, or if Mr. Gilbertson is terminated without cause. In addition to the foregoing severance payments, we have agreed to pay or reimburse Mr. Gilbertson for medical (COBRA) benefits for the period covered by the severance payments. In addition, Mr. Gilbertson has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noninterference and nonrecruitment provisions during the term of his employment and for a period of two years thereafter.

Employment Agreement with Peter P. Hausback

        In August 2006, we entered into an at-will employment agreement with Peter P. Hausback that provided for Mr. Hausback to serve as our Chief Financial Officer. Mr. Hausback's employment agreement contained terms substantially equivalent to those contained in Mr. Gilbertson's employment agreement, including substantially the same severance benefits. In November 2007, we terminated our agreement with Mr. Hausback and, as a result of this termination, Mr. Hausback received a severance payment equal to 12 months base salary, a pro rata portion of his non-equity incentive compensation, and other benefits provided under his employment agreement.

Resignation of Timothy R. Cary

        In August 2008, Mr. Cary resigned as our Chief Operating Officer. We did not have an employment agreement with Mr. Cary. He received no severance or other payments in connection with such resignation.

2002 Equity Incentive Plan

        The 2002 Equity Incentive Plan provides that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee. This plan is the subject of Proposal No. 2. If the shareholders approve Proposal No. 2, this plan will be amended and restated as set forth in Appendix A to this proxy statement.

        The amended and restated plan provides for flexible, broad-based incentive compensation in the form of stock-based awards of options, stock appreciation rights, warrants, restricted stock and restricted stock units, stock bonuses, cash bonuses, performance awards, dividend equivalents, and other equity-based awards. In the event of a change in control (as defined in the plan), and provided that an award agreement does not include contrary provisions and the awards are not assumed or substituted by the acquirer; awards will become exercisable and nonforfeitable, as follows: (1) any options, SARs and warrants outstanding as of the date of such change in control which are not then exercisable and vested, will become fully exercisable and vested; (2) the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; and (3) all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the committee. All restrictions on other awards will similarly lapse and such awards will become free of all restrictions and fully vested.

Other Named Executive Officer Participants in Non-Equity Incentive Plan

        Mr. Cary and Ms. Underwood's performance is assessed pursuant to the measures described in our Compensation Discussion and Analysis on a quarterly basis. As noted above, Mr. Cary's employment terminated in August 2008.

 PROPOSAL NO. 2
APPROVAL OF AMENDED AND RESTATED EQUITY INCENTIVE PLAN

General

        Our shareholders are being asked to approve an amended and restated version of our 2002 Equity Incentive Plan. The board of directors previously adopted, and our shareholders previously approved, our 2002 Equity Incentive Plan and subsequent amendments. The current plan provides for incentive compensation based on stock option awards. The proposed amended and restated version of the plan provides for flexible, broad-based incentive compensation in the form of stock-based awards of options, stock appreciation rights, warrants, restricted stock and restricted stock units, stock bonuses, cash bonuses, performance awards, dividend equivalents, and other equity-based awards. It also revises the formula pursuant to which shares were automatically added to the plan each year. Other changes include modification and expansion of performance criteria, authorization of committee discretion to change certain performance measures, establishment of limits for incentive stock options and performance awards, removing "reload" options, and the addition of provisions related to right of recapture and forfeiture for financial reporting misconduct. The proposed amended and restated version of the plan was approved by the board of directors on October 28, 2008.

        The board of directors believes the proposed amendment and restatement is necessary to allow flexibility in making plan awards and setting performance standards under the plan to allow us to continue to utilize plan awards to attract, retain, and motivate eligible participants in order to achieve our growth and profitability objectives. A general description of the proposed amended and restated plan is set forth below under "Description of the Amended and Restated Plan." Further detail regarding the material differences between the 2002 Equity Incentive Plan and the amended and restated version of the plan appears under the caption "Material Differences between the 2002 Equity Incentive Plan and the Amended and Restated Plan." These descriptions are qualified in their entirety by reference to the text of the amended and restated plan which appears at Appendix A to this proxy statement.

Description of the Amended and Restated Plan

         Purpose.    The purpose of the plan is to permit the board of directors to develop and implement a variety of stock and cash-based compensation programs based on the changing needs of our company. The board and senior management believe it is in the best interest of the company's shareholders for officers, employees and certain other persons to own stock in the company and that such ownership will enhance the company's ability to attract highly qualified personnel, strengthen its retention capabilities, enhance the long-term performance of the company to vest in participants a proprietary interest in the success of the company and to provide certain "performance-based compensation" within the meaning of Code Section l62(m)(4)(C).

         Shares Subject to the Plan.    The maximum aggregate number of shares of stock that may be awarded under the plan is 2,649,743 shares. All of the shares awarded under the plan may be awarded as incentive stock options. The number of shares of stock so reserved for issuance will be subject to the following adjustment: on January 1st of each year, the aggregate number of shares of stock that may be awarded under the plan will automatically increase by the lesser of (i) 80,000 shares of stock or (ii) 2% of the outstanding shares of stock on such date. The maximum number of incentive stock options that may be awarded out of this annual increase will be the lesser of (i) 80,000 shares of stock or (ii) 2% of the outstanding shares of stock on such date.

        If any award lapses, expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or cancellation are forfeited or canceled by us, any such shares will again become available for issuance under the plan. Shares will not be treated as having been issued under the plan, and therefore will not reduce the number of shares available for grant to the extent an award is settled in cash or shares are withheld in satisfaction of tax withholding obligations. Appropriate adjustments will be made to the shares reserved under the plan, to the other numerical limits on awards described in this proposal and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.

         Administration.    The plan is administered by the compensation committee of our board of directors. All awards to participants will be granted by the committee which consists of at least two directors, each of whom is both a "non-employee director" within the meaning of Exchange Act Rule 16b-3 and an "outside director" for purposes of Code Section 162(m). Subject to the provisions of the plan, the committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The committee may, subject to certain limitations required by Code Section 162(m) and the express language in the plan that prohibits amending, modifying, extending, canceling or renewing any award; waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the vesting of any award. The committee may establish rules and policies for administration of the plan and adopt one or more forms of agreement to evidence awards made under the plan. The committee interprets the plan and any agreement used under the plan, and all determinations of the committee will be final and binding on all persons having an interest in the plan or any award issued under the plan.

         Eligibility.    All employees of our company or any subsidiary are eligible to receive incentive stock options pursuant to the plan. All (1) common law employees, prospective employees, or officers of our company, (2) members of our board of directors, (3) consultants and advisors to our company, and (4) employees of any related company or business partner of our company are eligible to receive non-qualified stock options, warrants, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance awards. As of October 17, 2008, we had approximately 2,571 employees and 4 non-employee directors who were eligible to receive awards under the plan.

         Individual Limit.    No more than 150,000 shares or $750,000 may be issued to any participant in any calendar year for an award intended to be a performance award pursuant to Code Section 162(m).

         Stock Options.    The committee may grant non-qualified stock options and incentive stock options within the meaning of Code Section 422, or any combination of these. Each option granted under the plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant and any such options must not be exercised after the expiration of five years from the date of grant. On October 17, 2008, the closing price of our common stock on the Nasdaq Global Market was $0.5399 per share.

        The plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the committee; or by any combination of these. Nevertheless, the committee may restrict the forms of payment permitted in connection with the exercise of any option grant. Optionees must make adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee's surrender of a portion of the option shares to our company.

        Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the committee. The maximum term of any incentive stock option granted under the plan is ten years, provided, as noted above, that an incentive stock option granted to a ten-percent shareholder must have a term not exceeding five years.

         Warrants.    The committee may grant warrants pursuant to the plan. Each warrant granted under the plan must be evidenced by a written agreement in such form and including such terms as the committee shall from time to time approve. The exercise price per share of any warrant may not be less than the fair market value of a share of our common stock on the date of grant, except as permitted in connection with the issuance of warrants in a transaction to which Code Section 424(a) applies, and any such warrant must not be exercised after the expiration of ten years from the date of grant.

         Stock Appreciation Rights.    The committee may grant stock appreciation rights (SARs). The exercise price of each SAR may not be less than the fair market value of a share of our common stock on the date of grant. Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the committee's discretion, it may make payment of a SAR in cash or in shares of common stock of which the fair market value on the exercise date equals the payment amount. The maximum term of any SAR granted under the plan is ten years.

         Restricted Stock and Restricted Stock Units.    Shares of restricted stock and restricted stock units ("RSUs") are subject to restrictions as the committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the committee may deem appropriate. The grant or vesting of restricted stock and RSUs may be performance-based or time-based or both. Restricted stock and RSUs may be "qualified performance-based awards," as recognized under Code Section 162(m) in which event the grant or vesting or both, as applicable, of such restricted stock or RSUs will be conditioned upon the attainment of performance goals. Except as otherwise determined by the committee, upon a participant's termination of employment (as determined under criteria established by the committee) during the restriction period, all shares of restricted stock and RSUs subject to restriction will be forfeited and reacquired by us, except that the committee may waive in whole or in part any restrictions with respect to shares of restricted stock or RSUs, other than performance measures within the meaning of Code Section 162(m).

        The provisions of restricted stock and RSUs including any applicable performance goals need not be the same with respect to each participant. During the restriction period, the committee may require that any stock certificates evidencing restricted shares be noncertificated or be held by us. Other than these restrictions on transfer and any other restrictions the committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock or RSU award.

        Except as may be provided by the committee, in the event of a participant's termination of employment or relationship with the company prior to all of his restricted stock becoming vested, or in the event any conditions to the vesting of restricted stock have not been satisfied prior to the deadline for the satisfaction of such conditions as set forth in the award, the shares of restricted stock which have not vested shall be forfeited, and the committee may provide that any purchase price paid by the participant be returned to the participant, or a cash payment equal to the restricted stock's fair market value on the date of forfeiture, if lower, be paid to the participant.

         Performance Awards.    The committee may grant performance awards to eligible individuals subject to the terms of the plan. A performance award (1) may take the form of any of the award types available under the plan, (2) may be denominated or payable in cash, shares, other securities, other awards or other property, and (3) will provide the holder with the right to receive payments, in whole or in part, upon the achievement of performance goals established by the committee. Prior to or at the time of grant, the committee may designate such awards as "qualified performance-based awards" intended to qualify under Code Section 162(m). The vesting or settlement of such awards will be conditioned upon the attainment of one or more of the performance measures. These performance measures include, but are not limited to:

•	return on equity	•	gross margin
•	earnings per share	•	return on investment
•	total earnings	•	increase in the fair market value of the stock
•	earnings growth	•	share price
•	return on capital	•	net operating profit
•	return on assets	•	cash flow
•	sales growth	•	return on investments
•	economic value added	•	internal rate of return
•	earnings before interest and taxes	•	increase in net present value or expense targets
•	store-level income from operations before pre-opening, general and administrative expenses, depreciation, amortization, interest and tax expense

These performance measures may be established on a company-wide basis or with respect to one or more business units, divisions or subsidiaries, can be on an absolute or relative basis and can be measured annually or cumulatively over a time period specified in the award agreement. A "qualified performance-based award" is a grant of an award designated as such by the committee at the time of grant based upon a determination that (1) the recipient is or may be a "covered employee" within the meaning of Code Section 162(m)(3) with respect to such award, and (2) the committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Code Section 162(m). The committee will specify the performance goals to which any "qualified performance-based award" will be subject.

         Stock Bonuses, Dividend Equivalents and Other Stock-Based Awards.    Stock bonuses and other awards that are valued by reference to, or otherwise based upon, our common stock, including without limitation dividend equivalents may also be granted under the plan, either alone or in conjunction with other awards.

         Cash Bonuses.    Grants of cash bonuses may be made by the committee in its discretion subject to the terms and provisions of the plan. Cash bonuses shall not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award. Cash bonuses shall be paid solely in cash.

         Transferability of Awards.    Awards are non-transferable other than by will or the laws of descent and distribution. Awards may be exercised only by the initial holder, a guardian if state law permits, and upon death of the optionee, by his legal representative or beneficiary.

         Anti-dilution Provisions.    In the event of a corporate transaction involving our company, including without limitation any stock dividend, combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the committee will adjust or substitute awards to preserve the benefits or potential benefits of the awards. Actions by the committee may include (1) adjustment of the number and kind of shares which may be delivered under the plan, (2) adjustment of the number and kind of shares subject to outstanding awards, (3) adjustment of the exercise price of outstanding options, and (4) any other adjustments that the committee determines to be appropriate.

         Change in Control.    In the event of a change in control (as defined in the plan), and provided that an award agreement does not include contrary provisions and the awards are not assumed or substituted by the acquirer; awards will become exercisable and nonforfeitable, as follows: (1) any options, SARs and warrants outstanding as of the date of such change in control which are not then exercisable and vested, will become fully exercisable and vested; (2) the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; and (3) all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the committee. All restrictions on other awards will similarly lapse and such awards will become free of all restrictions and fully vested.

         Suspension or Cancellation for Cause.    If the committee reasonably believes that a participant has committed an act of misconduct which may constitute cause (as defined in the plan), the committee may suspend the participant's right to exercise any rights under an award pending a determination by the committee. If the participants' employment is terminated for cause, then the committee will have the right to cancel any awards granted to the participant under the plan.

         Forfeiture for Financial Reporting Misconduct.    If the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or the participant is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the company the amount of any payment in settlement of an award, and the income realized by a participant in connection with any other stock based award, earned or accrued during the 12-month period following the first public issuance or filing with the SEC (which ever just occurred) of the financial document embodying such financial reporting requirement.

         Right of Recapture.    If the committee determines that the company has been harmed by a participant, whether such harm results in the participant's termination of employment for cause or results from any activity of the participant in competition with any activity of the company, or otherwise prejudicial, contrary or harmful to the interests of the company, then any gain realized by the participant from the realization event shall be paid by the participant to the company. The gain will be determined as of the date of the realization event. The company has the right to offset such gain against any amounts otherwise owed to the participant from the company.

         Compliance with Code Section 409A.    Notwithstanding anything herein to the contrary, any award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the committee determines necessary to avoid the imposition of the additional tax under Code Section 409A(9)(1)(B) on a participant holding such award.

         Amendments and Termination.    Our board of directors may amend, alter, suspend, discontinue or terminate the plan at any time and from time to time, but without the approval of our shareholders, no amendment, alteration, suspension, discontinuation or termination may be made that would

(1) increase the number of shares that may be issued under the plan; (2) permit granting of options at less than the market price of our stock; (3) permit the repricing of outstanding options; (4) amend the maximum shares set forth that may be granted as options, SARs, restricted stock, RSUs, stock bonus or other awards; (v) change the class of persons eligible to participate in the plan; or (6) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

         Term of the Plan.    The term of the plan shall be unlimited in duration. However, no incentive stock options may be granted under the plan on a date that is more than ten years from the earlier of (1) the effective date of the plan, or (2) the date the plan is approved by our shareholders. Further, the plan may be terminated at any time, provided that such termination will not adversely affect awards then outstanding.

Material Differences between the 2002 Equity Incentive Plan and the Amended and Restated Plan

        The proposed amended and restated version of the plan was approved by the board of directors on October 28, 2008, subject to shareholder approval. The board believes that the changes made to the amended and restated plan will advance the interests of our company and our shareholders by continuing to provide incentives to eligible participants and facilitating an increase in the proprietary interests of such persons in our company. The text of the proposed amended and restated plan is attached as Appendix A to this proxy statement. The following section identifies the material differences between the existing 2002 Equity Incentive Plan and the proposed amended and restated plan:

  •
  Expand Types of Plan Awards.  The current plan provides that awards may be made in the form of incentive stock options, non-qualified stock options, restricted stock or stock-based performance awards. The amended and restated version of the plan expands the type of plan awards to include stock appreciation rights (SARs), warrants, restricted stock units (RSUs), stock bonuses, cash bonuses, cash-based performance awards, dividend equivalents and other types of equity-based awards as may be determined by the committee.

  •
  Modification and Expansion of Performance Measures.  The current plan defines performance measures as sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The amended and restated version of the plan modifies and expands the performance measures and defines them as specified levels of or increases in the company's or the related company's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, store-level income from operations before pre-opening, general and administrative expenses, depreciation, amortization, interest and tax expense, economic value added, earnings before interest and taxes, sales growth, gross margin, return on investment, increase in the fair market value of the stock, share price (including, but not limited to, growth measures and total shareholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and adjusted operating cash flow), return on investments (which equals net cash flow divided by total capital), internal rate of return, or increase in net present value or expense targets.

  •
  Committee Discretion to Change Performance Measures.  With the exception of performance awards intended to qualify under Code Section 162(m), the amended and restated version of the plan grants the committee the discretion to modify the performance measures if the committee determines that a change in the business, operations, corporate or capital structure of the company, or the manner in which it conducts its business, or other events or circumstances render the performance measures unsuitable.

  •
  Revision to Automatic Share Increase Formula.  The current plan provides that the number of shares of stock reserved for issuance under the plan is subject to the following adjustment: on January 1st of each year, the aggregate number of shares of stock that may be awarded under the plan automatically increases by the greater of (i) 80,000 shares of stock or (ii) 2% of the outstanding shares of stock on such date. The amended and restated version of the plan revises such formula by replacing the words "greater of" with the words "lesser of." In particular, on January 1st of each year, the aggregate number of shares of stock that may be awarded under the amended and restated plan automatically increases by the lesser of (i) 80,000 shares of stock or (ii) 2% of the outstanding shares of stock on such date.

  •
  Plan Limits for Incentive Stock Options.  The amended and restated version of the plan clarifies that all of the stock that is authorized to be issued pursuant to the plan may be issued in the form of incentive stock options. The maximum aggregate number of shares of stock that may be awarded under the plan is currently 2,649,743. On January 1st of each year, the maximum aggregate number of shares of stock that may be awarded under the amended and restated plan as incentive stock options also automatically increases by the lesser of 80,000 shares of stock or 2% of the outstanding shares of stock on such date.

  •
  Removal of "Reload" Options.  The current plan allows the committee to grant new "reload" options when a participant exercises an existing option. The amended and restated version of the plan eliminates the "reload" options.

  •
  Individual Limit for Cash Performance Awards.  The amended and restated version of the plan provides that the maximum amount of a cash performance award that may be paid to any one participant during any year is $750,000.

  •
  Right of Recapture.  The amended and restated version of the plan includes a new provision permitting our company to recapture a participant's gain on an award in the event that the committee determines that the company has been harmed by the participant. The company has the right to offset such gain against any amounts otherwise owed to the participant from the company.

  •
  Forfeiture for Financial Reporting Misconduct.  The amended and restated version of the plan includes a new provision permitting the company to forfeit a participant's payment or settlement of an award for certain financial reporting misconduct.

Federal Income Tax Consequences

         Incentive Stock Options.    Under present law, an optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 15%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the fair market value of the stock when the option was exercised and the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Any recognized ordinary income or gain will not be subject to tax withholding by our company. Unless limited by Code Section 162(m), our company is entitled to a deduction in the same amount and at the time as the optionee recognizes ordinary income.

         Non-qualified Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of our company is subject to tax withholding by our company. The applicable withholding rate for income realized upon exercise of non-qualified stock options is 25% for income realized below $1 million and 35% for the excess income over $1 million. Unless limited by Code Section 162(m), our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as a long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 15% (lower rates may apply depending upon when the shares are acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

         Restricted Stock and RSUs.    Restricted stock awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 to the extent the award will be forfeited in the event that the recipient ceases to provide services to our company. Because a restricted stock award is subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted. Instead the recipient will recognize ordinary income on the earlier of (1) the date the restricted stock is no longer subject to a substantial risk of forfeiture or (2) when the restricted stock becomes transferable. The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock and the fair market value of the restricted stock on the date the restricted stock is no longer subject to a substantial risk of forfeiture. The ordinary income recognized by the recipient who is an employee will be subject to tax withholding by our company. Unless limited by Code Section 162(m), our company is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

         Dividend Equivalents and Other Awards.    Other types of awards granted under the plan, whether distributed in stock or cash, will be treated as ordinary income at the time and to the extent the awards vest and restrictions on them lapse. At such time, the recipient will be subject to income tax on such awards at ordinary income rates, as described above, unless the recipient has made a Code Section 83(b) election at the time of the grant. In the year the award is taxable to the participant, we will take a deduction for the amount reported as ordinary income.

         Deductibility Limit on Compensation in Excess of $1 Million.    Code Section 162(m) generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under a program) by a public company to a "covered employee" (i.e., the Chief Executive Officer and the other executive officers who are most highly compensated) to no more than $1 million.

        The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and our company with respect to the grant and exercise of options and other awards under the plan. This summary does not purport to be complete and does not discuss tax consequences arising in the context of the optionee's or recipient's death or the income tax laws of any municipality, state or foreign country in which the optionee's or recipient's income or gain may be taxable.

Reasons for Shareholder Approval

        We are requesting approval of the amended and restated plan to comply with rules of the Nasdaq Stock Market which require shareholder approval when a stock option plan is materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants. In addition, to comply with the Code, we are seeking shareholder approval of the amended and restated plan which fixes the number of shares for which incentive stock options or other awards may be granted. In addition, the rules pertaining to Code Section 162(m) require shareholder approval of material terms of the performance goals under a plan under which qualified performance-based compensation is paid by a company. Such material terms are required to be re-approved in the future by shareholders at least once every five years when, as with respect to the amended and restated plan, the compensation committee has the ability to change targets under a performance goal after shareholder approval of the goal.

New Plan Benefits

        Future awards to be received by or allocated to particular participants under the amended and restated plan are not presently determinable.

Required Vote

        The affirmative vote of holders of a majority of the voting securities present in person or represented by proxy at the annual meeting is required to approve the amended and restated plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers approval of the amended and restated plan to be in the best interests of our company and our shareholders and recommends that you vote "FOR" approval of the amended and restated plan.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of the end of fiscal year 2007 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,226,800		$4.14	655,264	(1)
Equity compensation plans not approved by security holders	335,546	(2)	$4.01	—

Total	2,562,346		$4.12	655,264

(1)
Represents shares remaining available for future issuance under our Amended and Restated Equity Incentive Plan. On January 1st of each year, the aggregate number of shares of stock that may be awarded under our 2002 Equity Incentive Plan automatically increases by the greater of (a) 80,000 shares of stock or (b) 2.0% of the outstanding shares of stock on such date. As a result, an additional 323,479 shares (not shown above) became available for future issuance under our 2002 Equity Incentive Plan as of January 1, 2008. This plan is the subject of Proposal No. 2. If the shareholders approve Proposal No. 2, this plan will be amended and restated as set forth in Appendix A to this proxy statement.

(2)
Represents (a) an aggregate of 26,000 shares of common stock underlying ten-year options exercisable at $1.65 per share issued on December 27, 2001, to certain employees, including an executive officer who also serves as a director; (b) an aggregate of 20,000 shares of common stock underlying ten-year options exercisable at $2.45 per share issued on February 11, 2003 to a former executive officer who also served as a director; (c) an aggregate of 68,380 shares of common stock underlying five-year warrants exercisable at $1.58 per share issued in March and April of 2003, pursuant to the terms of an agency agreement; (d) an aggregate of 130,730 shares of common stock underlying five-year warrants exercisable at $5.00 per share, 29,618 of which were originally issued September 17, 2004 and 101,112 of which were issued November 4, 2004; (e) an aggregate of 55,436 shares of common stock underlying five-year warrants exercisable at $6.50 per share issued October 21, 2005; and (f) an aggregate of 12,000 shares of common stock underlying five-year warrants exercisable at $2.85 per share, an aggregate of 10,000 shares of common stock underlying five-year warrants exercisable at $3.40 per share, an aggregate of 8,000 shares of common stock underlying five-year warrants exercisable at $4.40 per share and an aggregate of 5,000 shares of common stock underlying five-year warrants exercisable at $5.40 per share issued May 12, 2003 pursuant to the terms of a financial advisory services agreement share issued May 12, 2003 pursuant to the terms of a financial advisory services agreement.

 PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        The audit committee has appointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 30, 2008. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

        Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. provided audit and non-audit services to us in fiscal years 2006 and 2007, the aggregate fees and expenses of which are shown below.

Principal Accountant Fees and Services

        The following table presents fees for audit and other services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for the fiscal years 2007 and 2006.

	Year Ended
	December 25, 2007	December 26, 2006
Audit fees(1)	$130,508	$89,602
Audit-related fees(2)	9,529	9,446
Tax fees(3)	16,419	10,500
All other fees	—	—

Total Fees	$156,456	$109,548

(1)
Audit fees consist of fees for services provided in connection with the audit of our financial statements and reviews of our quarterly financial statements.

(2)
Audit-related fees consist of assurance and related services that include, but are not limited to, internal control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(3)
Tax fees consist of the aggregate fees billed for professional services for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

        All services provided by our independent registered public accounting firm, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. in fiscal year 2007.

Recommendation

        The audit committee recommends a vote for the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 30, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our audit committee is responsible for reviewing any proposed transaction with a related person. In April 2007, our board of directors adopted a written policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy states that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company's common stock, or an immediate family member of the foregoing. The policy deems certain interested transactions to be pre-approved, including (a) the employment and compensation of executive officers, (b) compensation paid to directors, (c) the guarantee fees we pay to Steven J. Wagenheim, our President, Chief Executive Officer, one of our directors and the beneficial owner of approximately 9.5% of our common stock, as described below, and (d) the consulting fees we pay to Heidi Martin Gilanfar, the wife of Darius H. Gilanfar, our Chief Operating Officer, as described below. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be approved by our audit committee pursuant to the foregoing policy.

Equipment Lease Financings from DHW Leasing, L.L.C.

        In September 2006, we entered into an Equipment Lease Commitment and Master Equipment Lease with DHW Leasing, L.L.C. ("DHW") relating to the lease of furniture, fixtures and equipment for restaurants. The members of DHW are Donald A. Dunham, Jr., Charles J. Hey and Steven J. Wagenheim. Mr. Wagenheim is our President, Chief Executive Officer, one of our directors and the beneficial owner of approximately 9.5% of our common stock. Mr. Wagenheim owns a 20% membership interest in DHW and has agreed to personally guarantee 20% of DHW's indebtedness to its lenders, for which we paid Mr. Wagenheim no guarantee fee. Under the terms of the Equipment Lease Commitment, DHW purchased and leased to us equipment at six of our restaurants and we had the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease. The amount financed on each of these five-year agreements ranged from $1.0 to $1.1 million and the annual interest rate on each lease was approximately 13.8% annually. In March 2007, we completed a private placement of common stock to accredited investors. Utilizing approximately $6.0 million of these proceeds, we retired the entire balance of capital lease debt due under this agreement.

        In December 2007, we entered into a new Equipment Lease Commitment with DHW, relating to the lease of furniture, fixtures and equipment for current and future restaurants. Under the terms of the Equipment Lease Commitment, DHW has agreed to purchase and lease to us equipment costing up to $16.0 million. Each five-year lease is expected to be for equipment costing a minimum of $0.8 million and a maximum of $1.25 million per restaurant. Payments due DHW will have an interest rate equal to the DHW bank base rate plus 4.8%. Principal payments on the amounts borrowed will depend upon the repayment schedule specified by the banks that have provided the financing commitments to DHW. The lease financing will be subject to the availability of financing commitments to DHW from its lenders. Our company and DHW have agreed upon a form of master equipment lease that provides, among other things, for a lease fee equal to 0.25% of the principal amount financed upon origination of each equipment lease. We have the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease. We are not obligated to enter into any equipment leases with DHW, although we intend to enter into equipment leases with DHW for the foreseeable future. DHW is not obligated to provide equipment leases for restaurants that are not developed and constructed by Dunham Capital Management, L.L.C. ("Dunham"). As of December 25, 2007, DHW had purchased and leased to us equipment at four of our restaurants under this Equipment Lease Commitment. The value of the equipment financed at each restaurant is approximately $1.0 million and the annual interest rate on each lease is approximately 12.3%. In connection with the DHW financing, we also entered into amendments to eight lease agreements with Dunham. Pursuant to these amendments, lease rates at the applicable restaurant locations will increase by 10% every five years, commencing on January 1, 2013, January 1, 2014 or January 1, 2015, depending on the restaurant.

        While Mr. Wagenheim owns a 20% membership interest in DHW and has agreed to personally guarantee 20% of DHW's indebtedness to its lenders, his participation in the income and profits of DHW may not exceed 3% of the average principal balance of the amount guarantied for the term of the guarantied debt. Furthermore, Mr. Wagenheim will not receive a guarantee fee or other payment from our company in connection with the equipment lease financings from DHW.

Personal Guarantees and Guarantee Fees

        Two of our directors and one former director have personally guaranteed certain of our leases and loan agreements. In connection with the $1.5 million loan we obtained in July 2001 to finance our Fargo restaurant, we entered into an agreement concerning guaranty which provides, among other things, that such guarantors will be indemnified from any liabilities they may incur by reason of their guaranties of our indebtedness. In August 2006, one director and the former director were released from their guaranties related to this loan agreement. Additionally, at a meeting held in March 2004, our board of directors agreed to compensate Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, for his personal guaranties of equipment loans entered into in August 2003 and January 2004. The amount of annual compensation is 3% of the balance of such loans. This amount is calculated and accrued based on the weighted average daily balances of such loans at the end of each monthly accounting period. During fiscal years 2007, 2006 and 2005, we recorded $24,462, $30,708 and $36,581 of such compensation in general and administrative expense, respectively, and paid $50,000, $15,000 and $25,000 of such compensation, respectively.

        In August 2006, we entered into a lease agreement with Carlton Financial Corporation ("Carlton") pursuant to which we may finance lease up to $3.0 million of equipment. Mr. Wagenheim was required to personally guarantee payments to be made to Carlton under this lease financing agreement for which our board of directors agreed to compensate him. The amount of annual compensation is 3% of the balance of such lease and is calculated and accrued based on the weighted average daily balance of the lease at the end of each monthly accounting period. Although we did not pay any of such compensation during fiscal years 2007 and 2006, $25,466 and $5,768 of such expense was recorded in general and administrative expense, respectively.

Consulting Services from Heidi Gilanfar

        In August 2008, we elected Darius Gilanfar as our Chief Operating Officer. Mr. Gilanfar served as our Senior Vice President—Operations from September 2007 to August 2008. Mr. Gilanfar's wife, Heidi Martin Gilanfar, serves as a human resources/marketing consultant to our company. We anticipate paying her more than $120,000 in fiscal year 2008. This related party transaction was ratified by the audit committee of our board of directors in August 2008.

 SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that one report on Form 4 setting forth the director stock option grant for 15,000 shares to Dermot F. Rowland on May 27, 2007, was not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, no later than May 14, 2009. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after July 28, 2009, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

        Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our bylaws may be obtained from Monica A. Underwood, Vice President of Finance and Secretary, by written request to our principal address. Please refer to "Our Board of Directors and Committees—Corporate Governance and Nominating Committee Procedures" for the procedures for nominating directors.

 ANNUAL REPORT ON FORM 10-K

        A copy of our annual report on Form 10-K for the fiscal year ended December 25, 2007, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Monica A. Underwood, Vice President of Finance and Secretary, at our principal address.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer
Minneapolis, Minnesota November 6, 2008

 APPENDIX A

GRANITE CITY FOOD & BREWERY LTD.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Effective Date October 28, 2008)

1.     Purpose of the Plan

        The purpose of the Granite City Food & Brewery Ltd. Amended and Restated Equity Incentive Plan is to permit the Board of Directors to develop and implement a variety of stock and cash-based compensation programs based on the changing needs of the Company. The Board of Directors and senior management of Granite City Food & Brewery Ltd. believe it is in the best interest of the Company's shareholders for officers, employees and certain other persons to own stock in the Company and that such ownership will enhance the Company's ability to attract highly qualified personnel, strengthen its retention capabilities, enhance the long-term performance of the Company to vest in Participants a proprietary interest in the success of the Company and to provide certain "performance-based compensation" within the meaning of Section l62(m)(4)(C) of the Code.

2.     Definitions

        As used in the Plan, the following definitions apply to the terms indicated below:

        (a)   "Affiliate" shall mean an entity (whether or not incorporated), controlling, controlled by or under common control with the Company.

        (b)   "Award" shall mean an Option, SAR, Restricted Stock Award or Restricted Stock Units, Stock Bonus, Cash Bonus, Performance Awards, Warrant, Dividend Equivalent or other equity-based award granted pursuant to the terms of the Plan.

        (c)   "Award Agreement" shall mean an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

        (d)   "Beneficiary" shall mean upon the employee's death, the employee's successors, heirs, executors and administrators, as the case may be.

        (e)   "Board of Directors" or "Board" shall mean the Board of Directors of Granite City Food & Brewery Ltd.

        (f)    "Cash Bonus" shall mean an award of a bonus payable in cash pursuant to Section 11 hereof.

        (g)   "Cause" shall mean (1) the Participant's violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Participant that materially and adversely affects the Company; (3) the Participant's failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Participant of a felony involving moral turpitude.

        (h)   "Change in Control" except as provided in an Award Agreement, Change in Control shall mean the occurrence of any one of the following events:

          (1)   an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of 50% or more of either:

            (i)    the then outstanding Stock; or

            (ii)   the combined voting power of the Company's outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:

              (A)  any acquisition directly from the Company;

              (B)  any acquisition by the Company or a Subsidiary;

              (C)  any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or

              (D)  any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

          (2)   individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board"), cease to constitute at least a majority of the Board. Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

          (3)   approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company's Stock and other voting securities either legally or beneficially; or

          (4)   the sale, transfer or other disposition of all substantially all of the Company's assets; or

          (5)   a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

        A "Change in Control" shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

        (i)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (j)    "Committee" shall mean the Compensation Committee of the Board of Directors; provided, however, that the Committee shall at all times consist of two or more persons, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. Each member of the Committee shall be an "independent director" as determined in the Nasdaq Marketplace Rules or the rules or regulations of any exchange on which Company Stock is traded, or any other applicable law or regulation.

        (k)   "Company" shall mean Granite City Food & Brewery Ltd. or any successor thereto. References to the Company also shall include the Company's Affiliates unless the context clearly indicates otherwise.

        (l)    "Company Stock" or "Stock" shall mean the common stock of the Company.

        (m)  "Disability" shall mean the existence of a physical or mental condition that qualifies for a benefit under the long-term disability plan sponsored by the Company which applies to the Participant. The existence of a Disability shall be determined by the Committee.

        (n)   "Dividend Equivalents" means any right granted under Section 13.

        (o)   "Eligible Individual" shall mean (1) any common law employee, prospective employee, or officer of the Company, (2) members of the Company's Board, (3) consultants and advisors to the Company, and (4) employees of any Related Company or business partner of the Company. All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company. In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company's Stock. An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or any Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

        (p)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (q)   "Fair Market Value" shall mean, with respect to a share of Company Stock on an applicable date:

          (1)   If the principal market for the Company Stock (the "Market") is a national securities exchange or The Nasdaq Stock Market, the closing sale price reported on the date of the Award or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Company Stock as reported for such Market on such date or, if no such quotations are made on such date, then on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business or trading days preceding the applicable date; or

          (2)   In the event that paragraph (1) above does not apply, the Fair Market Value of a share of Company Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

        (r)   "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

        (s)   "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

        (t)    "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option that is granted by the Committee pursuant to Section 6 hereof.

        (u)   "Participant" shall mean an Eligible Individual who receives or is designated to be granted one or more Awards under the Plan.

        (v)   "Performance Award" shall mean a right granted to an Eligible Individual pursuant to Section 12 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals (each a "Performance Measure"). A Performance Award shall be evidenced by an agreement, the "Performance Award Agreement," executed by the Participant and the Company.

        (w)  "Performance Measures" shall mean any one or more of the following performance measures or criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award within the time period prescribed by Section 162(m) of the Code and related regulations: (i) specified levels of or increases in the Company's or the Related Company's return on equity, (ii) earnings per share, (iii) total earnings, (iv) earnings growth, (v) return on capital, (vi) return on assets, (vii) store-level income from operations before pre-opening, general and administrative expenses, depreciation, amortization, interest and tax expense, (viii) economic value added, (ix) earnings before interest and taxes, (x) sales growth, (xi) gross margin, (xii) return on investment, (xiii) increase in the Fair Market Value of the Stock, (xiv) share price (including, but not limited to, growth measures and total shareholder return), (xv) net operating profit, (xvi) cash flow (including, but not limited to, operating cash flow and adjusted operating cash flow), (xvii) return on investments (which equals net cash flow divided by total capital), (xviii) internal rate of return, or (xix) increase in net present value or expense targets.

Except in the case of such an Award intended to qualify under Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

        (x)   "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

        (y)   "Plan" shall mean this Granite City Food & Brewery Ltd. Amended and Restated Equity Incentive Plan, as it may be amended from time to time.

        (z)   "Related Company" shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. A Related Company includes a Subsidiary of the Company and an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

        (aa) "Restricted Stock Award" shall mean an award of Stock granted to an Eligible Individual pursuant to Section 9 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 9.

        (bb) "Restricted Stock Unit" shall mean any award of the right to receive Restricted Stock or a cash payment equal to the Fair Market Value of such Company Stock upon the occurrence of some future event, such as the termination of employment, under the terms set forth in an Award Agreement.

        (cc) "SAR" or "Stock Appreciation Right" shall mean the right to receive in whole or in part in cash or whole shares of common stock, the Fair Market Value of a share of Company Stock, which right is granted pursuant to Section 7 hereof and subject to the terms and conditions contained therein.

        (dd) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        (ee) "Stock Bonus" shall mean a grant of a bonus payable in shares of Company Stock pursuant to Section 10 hereof.

        (ff)  "Subsidiary" shall mean a company (whether a company, partnership, joint venture or other form of entity) in which the Company, or a company in which the Company owns a majority of the shares of capital stock directly or indirectly, owns an equity interest of fifty percent (50%) or more, and shall have the same meaning as the term "Subsidiary Company" as defined in Section 424(f) of the Code.

        (gg) "Vesting Date" shall mean the date established by the Committee on which a Participant has the ability to acquire all or a portion of a grant of an Option or other Award, or the date upon which the restriction on a Restricted Stock or Restricted Stock Units grant shall lapse.

        (hh) "Warrant" shall mean any right granted under Section 8 of the Plan.

3.     Stock Subject to the Plan

        (a)   Plan Limit.    Subject to adjustment as provided in Section 15 hereof, the Committee may grant Awards hereunder with respect to shares of Company Stock that in the aggregate do not exceed 2,649,743 shares. The maximum number of Incentive Stock Options that may be issued out of the 2,649,743 shares shall be 2,649,743. The number of shares of Stock so reserved for issuance shall be subject to the following adjustment: on January 1st of each year, the aggregate number of shares of Stock that may be awarded under the Plan shall automatically increase by the lesser of (i) 80,000 shares of Stock or (ii) 2% of the outstanding shares of Stock on such date. The maximum number of Incentive Stock Options that may be awarded out of this annual increase shall be the lesser of (i) 80,000 shares of Stock or (ii) 2% of the outstanding shares of Stock on such date.

        The grant of an Award shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursuant to the Plan, except to the extent shares of common stock are issuable pursuant thereto. Shares subject to Awards granted under the Plan shall count against the foregoing limits at the time they are granted but shall again become available for grant under the Plan as follows:

          (1)   To the extent that any Options, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Options, such shares shall again be available for grant under the Plan;

          (2)   To the extent that any Warrants, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Warrants, such shares shall again be available for grant under the Plan;

          (3)   To the extent any shares of Restricted Stock or Restricted Stock Units or any shares of Company Stock granted as a Stock Bonus are forfeited or cancelled for any reason, such shares shall again be available for grant under the Plan; and

          (4)   To the extent any shares are issued upon the exercise of an Award by the surrender or tender of previously acquired shares, surrendered or tendered shares shall be available for grant under the Plan.

        Shares of Company Stock issued under the Plan may be either newly issued shares or reacquired shares, at the discretion of the Committee.

  (b)   Individual Limit on Performance Awards.

        Subject to adjustment as provided in Section 15 hereof, for Awards that are intended to be Performance Awards, the Committee shall not in any calendar year grant Awards hereunder to any individual Participant with respect to more than 150,000 shares of Company Stock. Such Awards may be made up entirely of any one type of Award or any combination of types of Awards available under the Plan, in the Committee's sole discretion.

4.     Administration of the Plan

        (a)   The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

          (1)   to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

          (2)   to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

          (3)   to grant Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Awards and the exercise or purchase price of such shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may, but need not, be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

          (4)   to establish or verify the extent of satisfaction of any Performance Measures or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

          (5)   to prescribe and amend the terms of agreements or other documents evidencing Awards made under the Plan (which need not be identical);

          (6)   to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

          (7)   to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

          (8)   without amending the Plan, to grant Awards to Eligible Individuals who are foreign nationals performing services for the Company outside of the United States, if any, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may adopt, ratify or make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees; and

          (9)   to make all other determinations deemed necessary or advisable for the administration of the Plan.

        The Company intends that the most substantial number of Awards granted under the Plan to Eligible Individuals whom the Committee believes will be "covered employees" under Section 162(m)(3) of the Code will constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

        (b)   The Committee's determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated).

        (c)   All decisions, determinations and interpretations by the Committee regarding the Plan shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

        (d)   The Committee may, without amendment to the Plan:

          (1)   accelerate the date on which any Option, SAR, Performance Award, Warrant or Stock Bonus granted under the Plan becomes exercisable, or otherwise adjust any of the terms of an Award (except that no such adjustment shall, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Award unless the Committee determines that such adjustment is necessary or appropriate to prevent such Award from constituting "applicable employee remuneration" within the meaning of Section 162(m) of the Code);

          (2)   subject to Section 14, waive any condition of an Award, or otherwise adjust any of the terms of such Award; provided, however, that (A) other than in connection with a change in the Company's capitalization as described in Section 15, the exercise price of any Option, SAR or other form of Award may not be reduced without approval of the Company's shareholders; and (B) the amount payable to a covered employee with respect to a qualified performance-based Award may not be adjusted upwards and the Committee may not waive or alter Performance Measures associated with an Award in a manner that would violate Section 162(m) of the Code; or

          (3)   as to any Award not intended to constitute "performance-based compensation" under Section 162(m) of the Code, at any time prior to the end of a performance period, may revise the Performance Measures and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, any Subsidiary, division, Affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Measures unfair to the Company or a Participant unless a revision is made. Notwithstanding the forgoing provisions of this Section 4(d), neither the Committee nor the Board may, except for adjustments pursuant to Section 15, or as a result of a Change in Control, materially amend a Restricted Stock or Restricted Stock Unit Award, including an acceleration or waiver of a restriction thereof.

        (e)   The Committee may determine whether an authorized leave of absence, change in status, or absence in military or government service, shall constitute termination of employment, subject to applicable law.

        (f)    No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.     Eligible Individuals

        The persons who shall be eligible to receive Awards pursuant to the Plan shall be those Eligible Individuals defined in Section 2(o) who are designated by the Committee, provided that only employees are eligible to be granted Incentive Stock Options.

6.     Options

        The grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price (defined below) established by the Committee. Any Option awarded to Participants under this Section 6 may be either Non-Qualified Stock Options or Incentive Stock Options, as determined in the discretion of the Committee. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in an Award Agreement entered into between the and the Company.

          (a)   Exercise of an Option.    An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall any fraction of a share of Stock be issued upon the exercise of an Option. An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

          (b)   Exercise Price.    The Exercise Price of an Option granted under this Section 6 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company's Stock on the date of the Option is granted (or, if greater, par value of a share of stock). Notwithstanding the foregoing, any Incentive Stock Option granted to any shareholder owning 10% or more of the Company's Stock must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

          (c)   Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

            (1)   Subject to the following provisions of this Subsection 6(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

            (2)   Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award Agreement, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Participant or subject to Awards hereunder (so-called "cashless" or "immaculate" exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing. If the Company determines that an Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of an Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

            (3)   A Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

          (d)   Settlement of Option.    Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Award Agreement.

          (e)   Vesting.    Participants shall vest in all Options in accordance with the terms and conditions of the Award Agreement entered into by and between the Participant and the Company. The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

          (f)    Option Term.    The term of each Option shall be fixed by the Committee. In the event that the Plan is terminated pursuant to terms and conditions of Section 21, the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no Incentive Stock Option may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

          (g)   Termination of Employment.    Following the termination of a Participant's employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

          (h)   Incentive Stock Options.    Incentive Stock Option grants may only be awarded to employees of the Company, a "parent corporation," or a "subsidiary corporation" as those terms are defined in Sections 424(e) and 424(f) of the Code. In order for an employee to be eligible to receive an Incentive Stock Option Award, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised. No Incentive Stock Option shall:

            (1)   have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the Award,

            (2)   be exercisable more than ten (10) years after the date of the Award,

            (3)   be awarded more than ten (10) years after the Effective Date of this Plan, or, if earlier, the date the Plan was approved by the shareholders,

  No Incentive Stock Option awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its "parent corporation" or any "subsidiary corporation" shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the Award or (ii) be exercisable more than five (5) years after the date of the Award. No Incentive Stock Option shall be transferable other than by will and the laws of descent and distribution. To the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock with respect to Incentive Stock Options are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

          (i)    Early Exercise.    The Option may, but need not, include a provision whereby the Participant may elect, at any time prior to his or her termination of employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

7.     Stock Appreciation Rights (SARs)

        The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. SARs shall comply with and be subject to the following terms and conditions:

          (a)   Exercise Price.    The exercise price of any SAR granted under the Plan shall be determined by the Committee at the time of the grant of such SAR, which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such SAR is granted.

          (b)   Benefit Upon Exercise.

            (1)   The exercise of a SAR with respect to any number of shares of Company Stock shall entitle a Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Payment may be made in whole or in part in cash, whole shares of the Company's common stock, or a combination of cash and stock.

            (2)   All payments under this Section 7(b) shall be made as soon as practicable, but in no event later than five business days, after the effective date of the exercise of the SAR.

          (c)   Term and Exercise of SARs.

            (1)   Each SAR shall be exercisable on such date or dates, during such period and for such number of shares of Company Stock as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years from the date such SAR was granted; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

            (2)   Each SAR may be exercised in whole or in part; provided, however, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 7(b) hereof.

            (3)   A SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement evidencing the SAR, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Award Agreement evidencing the SAR shall be returned to him.

8.     Warrants

        The Committee may grant Warrants pursuant to the Plan. Each Warrant shall be evidenced by an Award Agreement in such form and including such terms as the Committee shall from time to time approve. Except as otherwise provided in the Plan, Warrants shall comply with and be subject to the following terms and conditions:

          (a)   Identification of Warrants.    Each Warrant granted under the Plan shall be identified as such in the applicable Award Agreement.

          (b)   Exercise Price.    The exercise price-per-share of any Warrant granted under the Plan shall be such price as the Committee shall determine which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Warrant is granted, except as permitted in connection with the issuance of Warrants in a transaction to which Section 424(a) of the Code applies.

          (c)   Term and Exercise of Warrants.

            (1)   The term of any Warrant granted under the Plan shall be such term as the Committee shall determine which shall not be more than ten (10) years from the date such Warrant was granted; provided, however, that each Warrant shall be subject to earlier termination, expiration or cancellation as otherwise provided in the Plan.

            (2)   Each Warrant shall be exercisable in whole or in part; provided, however, that no partial exercise of a Warrant shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Warrant or the entire portion of the Warrant that is then exercisable. The partial exercise of a Warrant shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a Warrant, the Award Agreement evidencing such Warrant shall be returned to the Participant exercising such Warrant together with the delivery of the certificates described in Section 8(c)(4) hereof.

            (3)   A Warrant shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise, and by paying the Company the full purchase price of the shares to be acquired upon exercise of the Warrant in the manner provided in Section 14(i). Such notice shall be accompanied by the Award Agreement or Agreements evidencing the Warrant and shall specify the number of shares of Company Stock with respect to which the Warrant is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement or Agreements shall be returned to him.

            (4)   Certificates for shares of Company Stock purchased upon the exercise of a Warrant shall be issued in the name of the Participant or his or her Beneficiary (or permitted transferee), as the case may be, and delivered to the Participant or his or her Beneficiary (or permitted transferee), as the case may be, as soon as practicable following the effective date on which the Warrant is exercised.

9.     Restricted Stock or Restricted Stock Units

        The Committee may grant shares of Restricted Stock or Restricted Stock Units pursuant to the Plan, and may provide that a portion of a Participant's compensation may be granted in the form of Restricted Stock or Restricted Stock Units. Each grant of shares of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve. Each grant of shares of Restricted Stock or Restricted Stock Units shall comply with and be subject to the following terms and conditions.

          (a)   Issue Date and Vesting Date; Minimum Restriction Period.    At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee shall establish the date of issuance and vesting with respect to such shares or Awards. In the case of Restricted Stock Units, no shares of Company Stock shall be issued when the Restricted Stock Award is granted, but rather upon the lapse of restrictions and the restricted period, at which time, shares of Company Stock or other cash or property shall be issued to the Participant holding the Restricted Stock Units.

          (b)   Conditions to Vesting.    At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions and conditions, not inconsistent with the provisions hereof, to the vesting of such shares or units, as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock or Restricted Stock Units, that the Participant or the Company achieve such Performance Measures including, but not limited to the period of active service as the Committee may specify at the time of the grant.

          (c)   Restrictions on Transfer Prior to Vesting.    Prior to the vesting of Restricted Stock or Restricted Stock Units, no transfer of a Participant's rights with respect to such shares or units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such shares or units, but immediately upon any attempt to transfer such rights, such shares or units, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

          (d)   Certificates.    Restricted Stock issued prior to the Vesting Date may be certificated or uncertificated, as determined by the Committee.

            (1)   Except as otherwise provided in this Section 9 hereof, reasonably promptly after the date identified in the Award Agreement for issuance of certificated shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

        The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Granite City Food & Brewery Ltd. Amended and Restated Equity Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Granite City Food & Brewery Ltd. A copy of the Plan and Award Agreement is on file in the office of the Secretary of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

    Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of the Award Agreement.

            (2)   Each certificate issued pursuant to Section 9(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company (which custodian may be the Company). The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

          (e)   Consequences Upon Vesting.    Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares (whether certificated or uncertificated) were granted, a certificate evidencing such share, free of the legend set forth in Section 9(d)(1) hereof, together with any other property of the Participant held by the custodian pursuant to Section 9(d) hereof.

          (f)    Failure to Vest.    Except as may be provided by the Committee, in the event of a Participant's termination of employment or relationship with the Company prior to all of his Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to the deadline for the satisfaction of such conditions as set forth in the Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Participant be returned to the

  Participant or (ii) a cash payment equal to the Restricted Stock's Fair Market Value on the date of forfeiture, if lower, be paid to the Participant.

          (g)   Voting Rights and Dividends.    Participants shall have the right to vote and receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock. Whenever such voting rights are to be exercised, the Company shall provide the Participant with the same notices and other materials as are provided to other holders of the Stock, and the Participant shall be provided adequate opportunity to review the notices and material and vote the Restricted Stock allocated to him or her. Any dividends authorized by the Company to be paid to the Participant during the period the restriction is enforced, will be subject to the same restrictions as the underlying shares upon which the dividend is declared.

          (h)   Waiver of Restrictions.    With the exception of Performance Measures contained in any Award intended to constitute qualified performance-based compensation within the meaning of Code Section 162(m), the Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant's Restricted Stock.

10.   Stock Bonuses

        The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time, subject to the limit set forth in Section 3 hereof. A Stock Bonus shall be in lieu of all or a portion of a Participant's salary or bonus and shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such Performance Measures as the Committee may specify at the time of the grant. Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Company Stock in the future.

11.   Cash Bonuses

        The Committee may provide for a Cash Bonus to be made by the Company to a Participant with respect to one or more Awards granted under the Plan. The Cash Bonus shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Participant is taxed at the maximum tax rate applicable to such income. The Cash Bonus shall be paid solely in cash. No Participant shall be granted a Cash Bonus in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Participant in such fiscal year. The terms and conditions of a Cash Bonus shall be set forth in an Award Agreement entered into between the Company and the Participant.

12.   Performance Awards

        The Committee may grant Performance Awards payable in cash or stock which may be earned based upon achievement of Performance Measures. With respect to each such award, the Committee shall establish a performance period over which achievement of Performance Measures shall be determined and Performance Measures to be met or exceeded. Such standards shall be established at the time of such award and set forth in the Award Agreement.

          (a)   Performance Awards.    Each Performance Award shall have a maximum value established by the Committee at the time of such award.

          (b)   Performance Measures.    Performance Awards shall be awarded to an Eligible Individual contingent upon future performance of the Company and/or the Company's subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the Performance Measures applicable to such performance.

          (c)   Award Criteria.    In determining the value of Performance Awards, the Committee shall take into account an Eligible Individual's responsibility level, performance, potential, cash compensation level, unexercised Options, other incentive awards and such other considerations as it deems appropriate. Notwithstanding the preceding sentence, to the extent necessary for a Performance Award payable in cash to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum amount that may be paid under all such Performance Awards to any one Participant during any calendar year shall be $750,000.

          (d)   Payment.    Following the end of each performance period, the Participant holding each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of common stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose in the Award Agreement. Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

          (e)   Other Terms and Conditions.    When a Performance Award is payable in installments in common stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Participant representing shares of common stock which would have been issuable to the Participant if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Participant, and during the period until such installment becomes due such Participant shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such common stock and all other shareholder rights (in each case unless otherwise provided in the Award Agreement evidencing the Performance Award), with the exception that (i) the Participant shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Company shall retain custody of any stock certificates until such time and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or dispose of such common stock until such time. A distribution with respect to shares of common stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made, unless otherwise determined by the Committee.

          (f)    Performance Award Agreements.    Each Performance Award shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

13.   Dividend Equivalents and Other Equity-Based Awards

        The Committee is hereby authorized to grant Dividend Equivalents to Eligible Individuals under which the Participant shall be entitled to receive payments (in cash, shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. The Committee may grant other types of equity-based Awards in such amounts and subject to such terms and conditions as the Committee shall, in its sole discretion determine, subject to the provisions of the Plan. Awards may entail the transfer of actual shares of Company Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

14.   Other Provisions Applicable to Awards.

        (a)   Change in Control.

          (1)   Acceleration of Vesting.    Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

            (i)    Any Options, Stock Appreciation Rights and Warrants outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

            (ii)   The restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Units shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested.

            (iii)  All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or shares, as determined by the Committee, as promptly as is practicable.

            (iv)  All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.

    Notwithstanding the foregoing, no acceleration of vesting or termination of restrictions on Restricted Stock shall occur if (A) all Awards are assumed by a surviving corporation or its parent, or (B) the surviving corporation or its parent substitutes awards with substantially the same terms for such Awards.

          (2)   Cash Payment for Options.    If a Change in Control of the Company occurs and either (A) all Awards are not assumed by a surviving corporation or its parent or (B) the surviving corporation or its parent does not substitute awards with substantially the same terms for such Awards, then the Committee, if approved by the Committee in its sole discretion either in an Award Agreement issued at the time of the grant or at any time after the grant of an Award, and without the consent of any Participant affected thereby, may determine that:

            (i)    some or all Participants holding outstanding Awards will receive, with respect to some or all of the shares of Company Stock subject to such Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Awards; and

            (ii)   with respect to any granted and outstanding Award, the Fair Market Value of the shares of Company Stock underlying such Award is less than or equal to the exercise price per share of such Award as of the effective date of the applicable Change in Control and the Award, therefore, shall terminate as of the effective date of the applicable Change in Control.

          If the Committee makes a determination as set forth in subparagraph (i) of this subsection (2), then as of the effective date of any such Change in Control of the Company such Awards will terminate as to such shares and the Participants formerly holding such Awards will only have the right to receive such cash payment(s). If the Committee makes a determination as set forth in subparagraph (ii) of this subsection (2), then as of the effective date of any such Change in Control of the Company such Awards will terminate, become void and expire as to all unexercised shares of Company Stock subject to such Awards on such date, and the Participants formerly holding such Awards will have no further rights with respect to such Awards.

          (3)   Limitation on Change in Control Payments.    Any limitations on payments made due to a Change in Control shall be set forth in the Award Agreement.

        (b)   Suspension or Cancellation for Cause.    If the Committee reasonably believes that a Participant has committed an act of misconduct which the Committee determines may constitute Cause, it may suspend the Participant's right to exercise any rights under an Award pending a determination by the Committee. If the employment of a Participant is terminated by the Company for Cause, then the Committee shall have the right to cancel any Awards granted to the Participant, whether or not vested, under the Plan. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant's employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant's termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant's employment could have been terminated for Cause, such Participant's employment shall be deemed to have been terminated for Cause. A Participant's termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

        (c)   Right of Recapture.    If at any time within one year after the date on which a Participant exercises rights under an Award, or if income is realized by a Participant in connection with any other stock-based award (each of which events shall be a "realization event"), if the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (i) results in the Participant's termination or deemed termination of employment for Cause or (ii) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interest of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

        (d)   Forfeiture for Financial Reporting Misconduct.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or if the Participant is subject to automatic forfeiture under Section 304 of the Sarbanes—Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award, and the income realized by a Participant in connection with any other stock based award, earned or accrued during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (which ever just occurred) of the financial document embodying such financial reporting requirement.

        (e)   Consideration of Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

        (f)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        (g)   No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (h)   No Fractional Shares.    No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of a fractional share, or whether fractional rights shall be cancelled or otherwise eliminated.

        (i)    Forms of Payment Under Awards.    Subject to the terms of the Plan and Code Section 409A, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments, in each case in accordance with rules of the Committee.

        Except as provided herein, the purchase price of each share of Stock purchased by a Participant or Beneficiary upon the exercise of any Award requiring payment shall be paid: (i) in United States Dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) at the discretion of the Committee, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate fair market value (as determined in the manner provided under this Plan) equal to the aggregate purchase price for the Stock as to which the Option is being exercised; (iii) at the discretion of the Committee, by a combination of both (i) and (ii) above; or (iv) by such other method as may be permitted in the written stock option Award Agreement between the Company and the Participant.

        (j)    Limits on Transfer of Awards.    No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder; provided, however, that, if so determined by the Committee, a Participant may, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Any Award which is transferred pursuant to a qualified domestic relations order or as otherwise permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan. Except as otherwise provided in any applicable Award Agreement or amendment thereto, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

        (k)   Term of Awards.    The term of each Award shall be for such periods as may be determined by the Committee at the time of grant but in no event shall any Incentive Stock Option have a term of more than 10 years.

15.   Adjustment Upon Changes in Company Stock

        (a)   Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other similar corporate transaction or event affecting shares of the Company will result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, Warrant or the availability of any Stock Appreciation Rights, if any, contained in any Award, and any Change in Control or similar provisions of any Award), the Committee shall adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

        (b)   Outstanding Restricted Stock.    Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, which has passed its issuance date but has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, not involving a Change in Control, shall not vest until such share of Restricted Stock vests in accordance with a Participant's Award Agreement, and shall be promptly deposited with the custodian designated pursuant to Paragraph 9(f)(2) hereof.

16.   Rights as a Shareholder

        No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Option, Warrant or Restricted Stock Unit granted pursuant to the Plan until the date that the Participant becomes the registered owner of such shares. Except as otherwise expressly provided in Section 15 hereof, no adjustment to any Option, Warrant or Restricted Stock Unit shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

17.   No Special Employment Rights; No Right to Award

        (a)   Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

        (b)   No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

18.   Securities Matters

        (a)   The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

        (b)   The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded.

19.   Compliance with Rule 16b-3

        It is intended that the Plan be applied and administered in compliance with Rule l6b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule l6b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule l6b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

20.   Tax Matters

        (a)   Withholding.    To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any issuance, exercise or vesting of an Award, or any disposition of shares of Company Stock. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to a Participant under such Award or by tendering a Participant's previously acquired shares.

        (b)   Required Consent to and Notification of Code Section 83(b) Election.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

        (c)   Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).    If any Participant shall make any disposition of shares of stock delivered pursuant to the exercise of an

Incentive Stock Option under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten (10) days thereof.

21.   Amendment and Termination

        Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

        (a)   Amendment or Termination of the Plan.    The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would (i) increase the number of shares that may be issued under the Plan; (ii) permit granting of Options at less than the market price of Company Stock; (iii) permit the repricing of outstanding Options; (iv) amend the maximum shares set forth that may be granted as Options, Stock Appreciation Rights, Warrants, Restricted Stock or Restricted Stock Units or Stock Bonus to any Participant; (v) extend the term of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules. Additionally, in the absence of written consent of the affected Participant, no amendment or termination may adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, provided that adjustments made pursuant to Section 15(a) hereof shall not be subject to the foregoing limitations of this Section 21.

        (b)   Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

22.   No Obligation to Exercise

        The grant to a Participant of an Option, Warrant, SAR, Performance Award or other equity-based Awards shall impose no obligation upon such Participant to exercise such Award.

23.   Transfers Upon Death

        No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

24.   Expenses and Receipts

        The expenses related to administering the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

25.   Limitations Imposed By Section 162(m)

        Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an Award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions:

        (a)   With respect to Options, SARs, Warrants or Restricted Stock Units, the Committee may delay the payment in respect to such Options, SARs, Warrants or Restricted Stock Units until a date that is within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. In the event that a Participant exercises an Option, SAR or Warrant at a time when the Participant is a "covered employee," and the Committee determines to delay the payment in respect of such any Award, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book-entry account established in the Participant's name in the financial records of the Company. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

        (b)   With respect to Restricted Stock or Restricted Stock Units and Stock Bonuses, the Committee may require the Participant to surrender to the Committee any certificates with respect to Restricted Stock or Restricted Stock Units and Stock Bonuses in order to cancel the Awards of such Restricted Stock or Restricted Stock Units and Stock Bonuses (and any related Cash Bonuses). In exchange for such cancellation, the Committee shall credit to a book-entry account established in the Participant's name in the financial records of the Company a cash amount equal to the Fair Market Value of the shares of Company Stock subject to such awards. The amount credited to such account shall be paid to the Participant within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

26.   Compliance with Section 409A of the Code

        Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Code Section 409A(9)(1)(B) on a Participant holding such Award.

27.   Failure to Comply

        In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or Award Agreement, unless such failure is remedied by such Participant (or a beneficiary or permitted transferee) within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

28.   Effective Date of Plan

        The Plan, as initially adopted, became effective on February 27, 2002 (the "Effective Date"), and the Plan, as amended and restated, shall be effective subject to approval by the shareholders of the Company.

29.   Severability of Provisions

        If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

30.   Applicable Law

        Except to the extent preempted by any applicable law, the Plan will be construed and administered in accordance with the laws of the State of Minnesota, without reference to the principles of conflicts of law.

31.   No Trust or Fund Created

        Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

GRANITE CITY FOOD & BREWERY LTD.

ANNUAL MEETING OF SHAREHOLDERS
December 4, 2008
3:30 p.m.

MINNEAPOLIS HILTON AND TOWERS
1001 Marquette Avenue
Minneapolis, Minnesota 55403

Granite City Food & Brewery Ltd.	proxy
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated November 6, 2008, and hereby appoints Steven J. Wagenheim and James G. Gilbertson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Granite City Food & Brewery Ltd. to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on December 4, 2008, at 3:30 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions

Please detach here

1.	To elect six directors for the ensuing year and until their successors shall be		FOR all nominees		WITHHOLD
	elected and duly qualified.		listed at left (except		AUTHORITY
			as marked to the		to vote for all nominees
	01 Steven J. Wagenheim	☐	contrary below)	☐	listed at left
02 Arthur E. Pew III
03 James G. Gilbertson
04 Bruce H. Senske
05 Eugene E. McGowan
06 Dermot F. Rowland

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.

To approve our Amended and Restated Equity Incentive Plan to, among other things, expand the forms of incentive compensation that may be awarded, revise the formula pursuant to which shares are added to the plan each year and specify the material terms of the performance goals under the plan.

		☐	For	☐ Against	☐ Abstain

3.	To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 30, 2008.	☐	For	☐ Against	☐ Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR  PROPOSALS 1, 2 AND 3.  ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.		Dated:			, 2008

Address change? Mark Box ☐ Indicate changes below:

Signature(s) in Box
(If there are co-owners both must sign)
Please sign exactly as name appears on this proxy.  When shares are held by joint tenants, both should sign.  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

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TABLE OF CONTENTS
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS AND COMMITTEES
NON-EMPLOYEE DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
PROPOSAL NO. 2 APPROVAL OF AMENDED AND RESTATED EQUITY INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
APPENDIX A GRANITE CITY FOOD & BREWERY LTD. AMENDED AND RESTATED EQUITY INCENTIVE PLAN (Effective Date October 28, 2008)